                                                                  Exhibit 10.5.1



                              STANADYNE CORPORATION

                                  PENSION PLAN

     (1) Amended and restated effective January 1, 2002, except to the extent the applicable laws named below or the plan amendments incorporated herein and referenced below provide for an earlier effective date, in which case such earlier date or dates shall apply.

     (2) This document restates the Stanadyne Corporation Pension Plan Document adopted December 20, 1994, by incorporating the 1997 Amendment; the 1998 Qualifying Amendment; the 1998-1st Amendment; the 2000-1st Amendment; the 2000-2nd Amendment; and the applicable requirements of the Uruguay Round Agreements Act ("GATT"), Uniformed Services Employment and Reemployment Rights Act of 1994, Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000.

                               TABLE OF CONTENTS

ARTICLE I     DEFINITIONS...........................................................................1

ARTICLE II    SERVICE AND PARTICIPATION............................................................11

ARTICLE III   NORMAL RETIREMENT DATE AND NORMAL RETIREMENT INCOME..................................19

ARTICLE IV    EARLY RETIREMENT DATE AND EARLY RETIREMENT INCOME....................................25

ARTICLE V     POSTPONED RETIREMENT DATE AND POSTPONED RETIREMENT INCOME............................26

ARTICLE VI    TERMINATION OF EMPLOYMENT............................................................28

ARTICLE VII   DEATH AND DISABILITY BENEFITS........................................................30

ARTICLE VIII  PAYMENT OF RETIREMENT BENEFITS.......................................................31

ARTICLE IX    RETIREMENT PLAN COMMITTEE............................................................39

ARTICLE X     FUNDING AND CONTRIBUTIONS............................................................45

ARTICLE XI    FIDUCIARY RESPONSIBILITIES...........................................................47

ARTICLE XII   AMENDMENT AND TERMINATION............................................................49

ARTICLE XIII  GENERAL PROVISIONS...................................................................54

ARTICLE XIV   TOP-HEAVY PLAN REQUIREMENTS..........................................................62

ARTICLE XV    DIRECT ROLLOVERS.....................................................................71

APPENDIX A    SPECIFIC PROVISIONS FOR PARTICIPANTS ON THE HARTFORD HOURLY PAYROLL..................72

APPENDIX B    SPECIFIC PROVISIONS FOR PARTICIPANTS ON THE JACKSONVILLE HOURLY PAYROLL..............82

APPENDIX C    SPECIFIC PROVISIONS FOR PARTICIPANTS ON THE WASHINGTON FACTORY HOURLY PAYROLL........91

APPENDIX D-1  SPECIFIC PROVISIONS FOR STANADYNE SALARIED EMPLOYEES................................101

APPENDIX D-2  STANADYNE CORPORATION PENSION PLAN SALARIED

                 EMPLOYEES COVERED BY THE PLAN....................................................121

APPENDIX E    STANADYNE CORPORATION PENSION PLAN CONTINGENT ANNUITANT OPTION
                REDUCTION FACTORS NORMAL FORM LIFE ANNUITY .......................................122

TABLE A       FRACTIONAL YEAR TABLE...............................................................123

                                    PREAMBLE

                  Effective February 10, 1989, Stanadyne Automotive Corp. (the "Company") established a new retirement plan referred to as the Stanadyne Automotive Corp. Hartford Hourly Pension Plan to provide Eligible Employees with periodic income after retirement in addition to benefits under the Social Security Act.

                  Effective December 31, 1990, two other defined benefit retirement plans maintained by the Company, the Stanadyne Automotive Corp. Washington Hourly Pension Plan and the Stanadyne Automotive Corp. Jacksonville Hourly Pension Plan were merged in their entirety into the Stanadyne Automotive Corp. Hartford Hourly Pension Plan.

                  Effective January 1, 1993, the Stanadyne Automotive Corp. Hartford Hourly Pension Plan was restated in its entirety and renamed the Stanadyne Automotive Corp. Hourly Pension Plan. The Northern Trust Company Master Trust (the "Trust") had previously been adopted by the Company and formed a part of the Plan.

                  Effective December 31, 1994, the Stanadyne Automotive Corp. Hourly Pension Plan was merged with the Stanadyne Automotive Corp. Salaried Pension Plan, as embodied herein and named the Stanadyne Automotive Corp. Pension Plan.

                  Effective January 1, 2002, except to the extent the applicable laws and amendments incorporated herein and referenced on the cover page provide for an earlier effective date, the Stanadyne Automotive Corp. Pension Plan was amended and restated in its entirety and renamed the Stanadyne Corporation Pension Plan (the "Plan").

                  It is intended that the Plan, as embodied herein, will meet the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") as amended from time to time, that the Plan will be construed in such a manner as to effect this intention and that the Trust will be exempt from taxation as provided under
Section 501(a) of the Code. As such, the Plan reflects the necessary provisions of applicable federal statutes and regulations.

                  Except as otherwise specifically and expressly provided herein, a former Employee's eligibility for and amount of benefits, if any, payable to or on behalf of such former Employee, shall be determined in accordance with the provisions of the Plan covering such Employee as in effect on his termination date. The benefit payable to or on behalf of a Participant included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Participant's employment terminates, unless the amendment expressly provides otherwise.

                                    ARTICLE I

                                   DEFINITIONS

1.1 "Accrued Benefit" shall mean the amount of monthly retirement income payable as a life annuity beginning on the Participant's Normal Retirement Date, or if applicable, his Postponed Retirement Date as determined in accordance with the formula in Article III as of the date of calculation.

1.2 "Actuarial Equivalent" shall mean a benefit of equivalent value to another benefit. For purposes of converting a life annuity to any of the Contingent Annuitant payment forms described in Sections 8.1(b)(i) and 8.3, the table included as Appendix E to the Plan shall be used. For lump sum payments made pursuant to Section 13.6, the assumptions used to determine an Actuarial Equivalent shall be the Applicable Interest Rate as defined in Section 417(e)(3) of the Code as determined on the first day of the Plan Year, and the mortality table shall be the table set forth in Revenue Ruling 95-6 (1995-4 I.R.B. 22). For purposes of the preceding sentence, the Applicable Interest Rate shall mean the annual interest rate on 30-year Treasury Securities as published by the Commissioner for the fourth calendar month immediately preceding the first day of each Plan Year that contains the benefit commencement date. Except as explicitly noted otherwise, for purposes of determining all other Actuarial Equivalents under the Plan, the interest rate shall be 8% and the mortality table shall be the 1971 Group Annuity Mortality Table for males.

1.3 "Actuary" shall mean an individual Actuary or firm of Actuaries selected from time to time by the Committee which meets the standards and qualifications established by the Joint Board for the Enrollment of Actuaries.

1.4 "Affiliate" shall mean any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.5      "Annuity Starting Date" shall mean:

         (a) the first day of the first period for which a benefit is payable to the Participant under the Plan as an annuity, (or to the Spouse in the case of death before Plan benefits commence), or

         (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant (or Spouse) to such benefit.

         For purposes of Section 402(f) of the Code and Section 411(a)(11) of the Code, with respect to a benefit not payable in the form of an annuity, the Annuity Starting Date is the date on which a benefit is distributed.

1.6 "Authorized Leave of Absence" shall mean any absence authorized by the Company under the Company's standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns or retires within the period specified in the Authorized Leave of Absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Company within the period provided by such law. In addition, the phrase "Authorized Leave of Absence" shall mean any period of leave under the Family and Medical Leave Act of 1993.

1.7      "Beneficiary" shall mean the Employee's Spouse.

1.8      "Board" shall mean the Board of Directors of Stanadyne Corporation

1.9 "Break in Service" shall mean a calendar year in which an Employee has fewer than 501 Hours of Service.

1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.11 "Committee" shall mean the persons appointed pursuant to Article IX to administer the Plan.

1.12 "Company" shall mean the Stanadyne Corporation, a corporation organized and existing under the laws of the state of Delaware, or its successor or successors.

1.13     "Contingent Annuitant" shall mean the Employee's Spouse.

1.14 "Credited Service" shall mean the Participant's period of employment considered in accordance with Section 2.4 in the determination of the amount of benefits payable to or on behalf of the Participant.

1.15 "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.16 "Disability" shall mean a condition defined in the Appendices as applicable to the group of Employees to which the individual belongs on the date such Disability is incurred.

1.17 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code are Distributees with respect to the interest of a Spouse or former Spouse.

1.18 "Early Retirement Date" shall mean the date on which a Participant becomes eligible to retire with an early retirement benefit under the Plan, as determined in accordance with Article IV.

1.19 "Eligible Employee" shall mean any person who is (a) receiving remuneration for personal services rendered to the Company (or would be receiving remuneration except for an Authorized Leave of Absence), (b) is included in (i) the payroll commonly referred to as the Windsor Factory Hourly Payroll, (ii) the payroll commonly referred to as the Jacksonville Factory Hourly Payroll, (iii) the payroll commonly referred to as the Washington Factory Hourly Payroll, or (iv) the salaried payroll of a unit listed in Appendix D-2, (c) is not a leased employee as described in Section 414(n)(2) of the Code, and (d) is not a nonresident alien who received no earned income from the Company which constitutes income from United States sources.

1.20 "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a plan described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.21 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

1.22 "Employee" shall mean a common-law employee of the Company or an Affiliate excluding an individual who is designated, or otherwise determined to be, an independent contractor, regardless of whether such individual is ultimately determined to be an employee pursuant to the Code or any other applicable law. A leased employee shall only be considered an Employee to the extent required under Section 13.8.

1.23 "Fiduciary" shall mean any person who exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan.

1.24 "Fund" or "Trust Fund" shall mean the cash and other investments, and income attributable thereto, held and administered by the Trustee in accordance with the Trust.

1.25     "Hour of Service" shall mean:

         (a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or by an Affiliate for the performance of duties, including periods of vacation and holidays;

         (b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate (including payments made or due from a trust fund or insurer to which the Company or Affiliate contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to illness, incapacity, Disability, layoff, jury duty, military duty, or leave of absence, provided that:

                  (i) No more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties; and

                  (ii) Hours of Service shall not be credited under this
                       paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee or which is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or Disability insurance laws;

         (c) Each hour not already included under (a) or (b) above for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate, provided that crediting of Hours of Service under this subparagraph (c) with respect to periods described in (b) above shall be subject to the limitations therein set forth; and

         (d) Each hour for which an Employee is absent on account of illness, incapacity, Disability, jury duty, military duty, leave of absence, or layoff (for a period of up to six months) and is not directly or indirectly paid or entitled to payment by the Company or by an Affiliate; provided that the Employee returns to work immediately upon the expiration of such period of absence or, in the case of military duty, within 90 days after the date on which he is first entitled to be released from active duty, or if later, within the time prescribed by law for the protection of employment or pension rights.

         (e) An Employee shall be credited with up to 501 Hours of Service for each single continuous period in which no duties are performed on account of a period described in subparagraphs
                  (a), (b), (c), or (d) above. The number of Hours of Service to be credited under subparagraphs (a), (b), (c), or (d) above on account of a period during which an Employee performs no duties, and the computation periods to which Hours of Service shall be credited under paragraph (a), (b), (c), or (d) above, shall be determined by the Committee in accordance with
                  Section 2530.200b-2(b) and (c) of the Regulations of the U.S. Department of Labor. No duplicate Hours of Service shall be credited for any single period.

                  An Employee who is absent from work due to a "maternity or paternity leave" which commenced on or after January 1, 1985 shall be credited with 501 Hours of Service during the first Plan Year in which he would have otherwise worked less than 501 Hours of Service because of such leave. For purposes of this Plan, an absence from work due to "maternity or paternity leave" means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.26 "Normal Retirement Age" shall mean the day a Participant attains age 65 for an individual who was a member of either the Stanadyne Inc. Diesel Systems Division Hartford Hourly Employees' Pension Plan or the Stanadyne, Inc. Salaried Pension Plan as it existed on February 9, 1989, on December 31, 1987. For each other Participant, Normal Retirement Age shall mean the later of the Participant's 65th birthday or the fifth anniversary of the date he became a Participant in the Plan, the Prior Hourly Plan, the Prior Salaried Plan, the Prior Washington Plan or the Prior Jacksonville Plan.

1.27 "Normal Retirement Date" shall mean the date on which a Participant becomes eligible to retire with a normal retirement benefit under the Plan, as determined in accordance with Section 3.1.

1.28 "Participant" shall mean an Eligible Employee who meets the eligibility requirements set forth in Section 2.1 for participation in the Plan.

1.29 "Plan" shall mean the Stanadyne Corporation Pension Plan as set forth in this document and as it may be amended from time to time.

1.30 "Plan Year" shall mean each 12-month period thereafter beginning on January 1 and ending on the following December 31.

1.31 "Postponed Retirement Date" shall mean the date after his Normal Retirement Date on which a Participant retires with a postponed retirement benefit under the Plan, as determined in accordance with
         Article V.

1.32     "Prior Employer" shall mean Stanadyne, Inc.

1.33 "Prior Hartford Plan" shall mean the Stanadyne Automotive Corp. Hartford Hourly Pension as in effect on December 31, 1990.

1.34 "Prior Hourly Plan" shall mean the Stanadyne Automotive Corp. Hourly Pension Plan as in effect on December 30, 1994.

1.35 "Prior Jacksonville Plan" shall mean the Stanadyne Automotive Corp. Jacksonville Hourly Pension Plan as in effect on December 31, 1990.

1.36 "Prior Salaried Plan" shall mean the Stanadyne Automotive Corp. Salaried Pension Plan as in effect on December 30, 1994.

1.37 "Prior Washington Plan" shall mean the Stanadyne Automotive Corp. Washington Hourly Pension Plan as in effect on December 31, 1991.

1.38 "Spouse" shall mean the legal Spouse of a Participant to whom he is married on his Annuity Starting Date. However, if the Participant should die prior to the Annuity Starting Date, then Spouse shall mean the husband or wife to whom the Participant has been married throughout the one-year period preceding the date of his death. Whether a Spouse is a legal Spouse shall be determined under the laws of the jurisdiction in which the Participant was domiciled at the time the putative marriage was entered into.

1.39 "Trust" shall mean the Trust created under the Northern Trust Company Master Trust Agreement.

1.40 "Trustee" shall mean the Northern Trust Company and any successor Trustee(s) duly appointed by the Board.

1.41 "Years of Credited Service" shall mean those years counted as Credited Service pursuant to Section 2.4.

1.42 "Years of Service" shall mean the period of an Employee's employment described in Section 2.3 for purposes of determining vesting in Plan benefits and eligibility for Early or Disability Retirement. However, with respect to Participants covered by Appendix B, (individuals on the Jacksonville Hourly Payroll), Years of Service shall not include any employment periods prior to January 1, 1977. With respect to Participants covered by Appendix C (individuals on the Washington Hourly Payroll), Years of Service shall not include any employment periods prior to January 1, 1979.

         The masculine pronouns wherever used shall also include the feminine pronouns and the singular shall include the plural.

                                   ARTICLE II

                            SERVICE AND PARTICIPATION

2.1      Eligibility Requirements.

         (a) Each Eligible Employee on December 31, 1994 who was a participant under the Prior Hourly Pension Plan or the Prior Salaried Pension Plan on December 30, 1994 shall be a Participant of the Plan on December 31, 1994.

         (b) Each other Employee shall become a Participant in the Plan on the earlier of the following dates, providing he is then an Eligible Employee:

                  (i) the date his employment commences in a work pattern expected to result in at least 1,000 Hours of Service in a consecutive 12-month period beginning on his date of employment, and

                  (ii) the date as of which he has completed 1,000 Hours of Service in one of the following 12 consecutive month periods:

                           (A) the 12 consecutive months following his date of employment with the Company or an Affiliate, or

                           (B)      any calendar year after his date of
                                    employment.

(c) An individual who becomes an Eligible Employee after having completed the requirements under subparagraph (b) shall become a Participant on the date he first meets the requirements to be an Eligible Employee.

(d) Leased employees as described in Section 13.8 shall not be eligible to participate in the Plan.

2.2 Notification of Employees. Each Eligible Employee who meets the requirements for participation in the Plan will be notified by the Company of the provisions of the Plan and of his right to participate.

2.3 Years of Service. Years of Service shall determine a Participant's eligibility for retirement benefits under the Plan, except that upon reaching his Normal Retirement Age, he shall automatically be fully vested in his Accrued Benefit irrespective of his Years of Service. Subject to the Break in Service rules under Sections 2.3(e) and (f) and the transfer provisions of Section 2.6, Years of Service shall be accumulated as follows:

         (a) on December 31, 1994, an Employee shall be credited hereunder with the Years of Service which had been credited to such individual under the provisions of the Prior Hourly Plan or the Prior Salaried Plan, as applicable on December 30, 1994. Except as provided in Section 1.42, the Prior Hartford Plan, Prior Jacksonville Plan and the Prior Washington Plan provided that all service rendered to the Prior Employer shall count in the determination of Years of Service hereunder for an individual who became an Employee on February 10, 1989. In no event shall an Employee receive duplicate service credit for any period of employment;

         (b) for periods not already counted in (a) above, one Year of Service shall be credited to an Employee for any calendar year in which he has 1,000 or more Hours of Service;

         (c) for periods not already counted in (a) or (b) above, a fractional Year of Service calculated to the nearest 1/12th shall be credited to an Employee for each calendar year in which he has less than 1,000 Hours of Service;

         (d) the determination of Years and fractional Years of Service shall include:

                  (i) the first six months of a period of absence due to sick leave, and

                  (ii) a period of Authorized Leave of Absence provided that the Employee returns to employment within the period of Authorized Leave of Absence, and

                  (iii) the first six months of a Disability period and thereafter, the portion of such continuing Disability period which does not exceed the Participant's Years of Service on the date the Disability began.

         (e) if an Employee incurs a number of consecutive Breaks in Service which exceeds the greater of five (5) or the number of his Years of Service before such Breaks in Service, he shall lose his previously accumulated Years of Service unless, prior to his initial Break in Service, he was vested in retirement benefits under a defined benefit plan maintained by the Prior Employer or under this Plan in accordance with Section 6.2.

                  Prior Years of Service shall only be restored under this
                  Section 2.3(e) after the Employee has completed 1,000 Hours of Service in a 12-month period following his Break in Service;

         (f)      if an individual:

                  (i)      was employed by the Prior Employer,

                  (ii) terminated that employment before February 10, 1989, and

                  (iii) becomes an Employee of Stanadyne Automotive Corp. after February 10, 1989, then upon employment with the Company or an Affiliate, his prior Years of Service shall be determined under subparagraph (a) above, subject to subparagraph (e), as follows:

                           (A) To determine whether or not prior Years of Service shall be restored, the individual's Break in Service period shall be measured from the calendar year in which he terminated employment with the Prior Employer.

                           (B) If the individual completed more than 500 Hours of Service with the Prior Employer in the calendar year of termination, the Break in Service period shall be measured from the first calendar year after termination of employment with the Prior Employer in which the individual completes less than 501 Hours of Service. For purposes of this paragraph, Hours of Service shall be deemed to include such hours as performed by the individual for the Prior Employer.

                           Prior Years of Service shall only be restored under this Section 2.3(f) after the Employee has completed 1,000 Hours of Service in a 12-month period following his Break in Service.

2.4      Years of Credited Service:

         (a) Years of Credited Service are determined in accordance with the Appendix that covers the Employee group to which the individual belongs.

         (b) if an Employee incurs a number of consecutive Breaks in Service which exceeds the greater of five (5) or the number of his Years of Service before such Breaks in Service, he shall lose his previously accumulated Years of Credited Service unless, prior to his initial Break in Service, he was vested in retirement benefits under a defined benefit plan maintained by the Prior Employer or under this Plan in accordance with Section 6.2.

                  Prior Years of Credited Service shall only be restored under this Section 2.4(b) after the Employee has completed 1,000 Hours of Service in a 12-month period following his Break in Service.

2.5 Reemployment. Subject to Sections 2.3 and 2.4, a Participant who terminates employment with the Company shall receive no additional Years of Service or Credited Service. Termination of employment may have resulted from retirement, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Company by the date on which the Authorized Leave of Absence expired.

         The following rules shall apply if an Employee who has had a Break in Service is subsequently reemployed for at least 1,000 hours during a 12-month period:

         (a) if the Employee was not eligible for retirement benefits under the Prior Hourly Plan, Prior Salaried Plan, or a defined benefit plan maintained by the Prior Employer, then upon reemployment after a Break in Service, he shall be treated as a new Employee under the Plan.

                  Prior Years of Service and Credited Service shall be restored if applicable under Sections 2.3(e), 2.3(f) and 2.4;

         (b) if a former Employee who was not eligible for retirement benefits under a defined benefit plan of the Prior Employer or under this Plan pursuant to Section 6.2 returns to employment with the Company or an Affiliate prior to incurring a Break in

                  Service, he shall become a Participant on the date he first meets the requirements of Section 2. 1. For this purpose, all his Hours of Service prior to his termination of employment shall count in the determination of eligibility. His Years of Service and Credited Service before his termination shall be added to any Years of Service and Credited Service accumulated during subsequent employment;

         (c) if the Employee was eligible for retirement benefits under any provision of the Plan or a defined benefit plan of the Prior Employer or the Prior Hartford Plan, Prior Jacksonville Plan or Prior Washington Plan, but such benefits were not yet payable to him, upon reemployment he shall become a Participant, provided he is then an Eligible Employee. His Years of Service and Credited Service before his termination shall be added to any Years of Service and Credited Service accumulated during subsequent employment;

         (d) if the Employee was eligible for retirement benefits under any provision of the Plan, a defined benefit plan of the Prior Employer, the Prior Hartford Plan, Prior Jacksonville Plan or Prior Washington Plan and such benefits had become payable to him,


                  (i) his benefit payments from the Plan, if applicable, shall be suspended upon proper notification, during any month in which he is credited with 40 or more Hours of Service unless Section 8.5(a) applies. Such benefits shall be resumed on the first day of the month following the month in which he completes less than 40 Hours of Service, or if earlier, as required pursuant to Section 8.5(a);

                  (ii) he shall be eligible for additional Years of Service and Credited Service as a result of his reemployment in accordance with the provisions of the Plan, but any retirement benefit subsequently paid shall be reduced to reflect the Actuarial Equivalent of the benefits previously received with the exception that Plan payments previously received due to Disability shall not reduce subsequent retirement benefits; and

                  (iii) if he shall die during the period of subsequent employment, retirement income shall be payable only in accordance with the provisions of Article V and
                           Article VIII and shall be reduced to reflect the Actuarial Equivalent of the retirement benefits previously paid with the exception that Plan payments previously received due to Disability shall not reduce subsequent retirement benefits;

         (e) if an Employee has a Break in Service and his prior Credited Service is subsequently reinstated in accordance with the provisions of this Section 2.5 and Section 2.4, then his retirement income, if any, based on his Years of Service and Credited Service related to employment prior to the Break in Service shall be based upon the Plan, Prior Hartford Plan, Prior Jacksonville Plan, or Prior Washington Plan, as in effect when his Break in Service commenced, and his retirement income, if any, related to employment after the Break in Service shall be based upon the Plan in effect on his subsequent retirement or termination of employment; and

         (f) if an Employee changes from employment with the Company to employment with an Affiliate, he shall not have a Break in Service.

2.6 Transfers. Any individual who ceases to be an Eligible Employee by reason of a transfer to an ineligible class or to employment with an Affiliate, either prior to or subsequent to commencement of his participation in this Plan, shall be credited with Years of Service during such period of employment pursuant to Sections 2.3 and 2.5. All his Hours of Service shall count in determining his eligibility to participate in the Plan under Section 2.1 at any later date if he becomes an Eligible Employee once again. If he was a Participant in this Plan prior to transfer, he shall be entitled only to benefits under the provisions of the Plan as in effect while he is eligible to participate in the Plan. Credited Service shall only be earned for periods during which the Employee is eligible to participate in the Plan except as provided in Section 2.4.

                                   ARTICLE III

               NORMAL RETIREMENT DATE AND NORMAL RETIREMENT INCOME

3.1 Normal Retirement Date. For a participant who was a member of the Stanadyne, Inc. Salaried Pension Plan as it existed on February 8, 1989, as of December 31, 1987, the Normal Retirement Date is the first day of the month coincident with or next following the Participant's 65th birthday. For each other Participant, the Normal Retirement Date is the first day of the month next following the month in which the Participant attains Normal Retirement Age.

3.2 Normal Retirement Income. A Participant who retires on his Normal Retirement Date will be entitled to receive a monthly retirement income on the life annuity basis (described in Section 8.4) equal to the amount determined in the Appendix applicable to the Employee group to which the Participant belongs. If a Participant transfers among Employee groups covered by this Plan, his benefit shall be the sum of the amounts accrued for each discrete period of Credited Service. For those Participants who have incurred a Break in Service, the retirement income payable to such Participant shall be subject to Section 2.5(e). The Participant's annual retirement income may be subject to a reduction if a form of payment other than a life annuity is elected.

3.3 Maximum Benefit. Effective January 1, 1987, and notwithstanding any other provision of the Plan to the contrary, in no event may a Participant's annual retirement benefit under the Plan and any other defined benefit pension plan of the Company or an Affiliate exceed the lesser of (a) or (b) below; provided, however, for Plan Years beginning after December 31,

         1999 a Participant's annual retirement benefit under the Plan and any other defined benefit pension plan of the Company or an Affiliate shall not exceed (a) below.

         (a)      The lesser of (i) or (ii) below, but subject to subparagraphs
                  (iii) through (x) below:

                  (i) 100% of his average compensation (as defined in Section 415 of the Code and Regulation Section 1.415-2(d)(2)(3) (including for Plan Years beginning after December 31, 1997, elective deferrals as defined in Section 402(g)(3) of the Code and salary reduction contributions of the Participant not includible in his or her gross income by reason of
                           Section 125 or Section 132(f) of the Code) in the three consecutive highest paid calendar years while a Participant is in the Plan.

                  (ii) $90,000 (as adjusted for increases in the cost of living as provided in rules and regulations adopted by the Secretary of the Treasury).

                  (iii) In the case where a benefit is payable prior to the Participant's Social Security Retirement Age (defined below), the dollar limitation in subparagraph (ii) above shall be adjusted so that it is the Actuarial Equivalent of an annual benefit of $90,000, beginning at the Social Security Retirement Age, multiplied by an adjustment factor, as prescribed by the Secretary of the Treasury. The adjustment provided for in the preceding sentence shall be made in such manner as the Secretary of the Treasury may prescribe, which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act. For purposes of determining Actuarial Equivalence hereunder, the interest assumption shall not be less than the greater of 5% per year or the underlying rate specified in the Appendix applicable to the Employee for determining the reduction in payments for Early Retirement, and the mortality table shall be set forth in Revenue Ruling 95-6.

                  (iv) In the case where a benefit commences after a Participant has attained Social Security Retirement Age, the dollar limitation in subparagraph (ii) above shall be adjusted so that it is the Actuarial Equivalent of an annual benefit of $90,000 beginning at the Social Security Retirement Age, multiplied by an adjustment factor as prescribed by the Secretary of the Treasury. For purposes of determining actuarial equivalence hereunder, the interest assumption shall not be greater than the lesser of 5% per year or the rate specified in Section 1.2, and the mortality table shall be the table set forth in Revenue Ruling 95-6.

                  (v) If a Participant has completed less than ten years of Plan participation, the Participant's Accrued Benefit shall not exceed the dollar limit in subparagraph
                           (ii) above as adjusted by multiplying such amount by a fraction, the numerator of which is the Participant's number of years (or part thereof of participation, and the denominator of which is ten.

                  (vi) If a Participant has completed less than ten Years of Service, the limitations described in Sections 415(b)(1)(B), 415(b)(4), and 415(e) of the Code shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant's number of Years of Service, or part thereof, and the denominator of which is ten.

                  (vii) In no event shall subparagraphs (v) and (vi) above reduce the limitations provided under Sections 415(b)(1) and 415(b)(4) of the Code to an amount less than one-tenth of the applicable limitation (as determined without regard to this Section 3.3).

                  (viii) Unless subsection (vi) applies to a Participant, the limits of subsections (i) and (ii) above shall be deemed met if:

                           (A)      the annual benefit payable to the
                                    Participant from this Plan and all other qualified defined benefit plans of the Company and its Affiliates does not exceed $10,000; and

                           (B) for Plan Years beginning before December 31, 1999, the individual has never participated in a qualified defined contribution plan sponsored by the Company or an Affiliate.

                  (ix) Except in the case where a benefit is payable pursuant to Section 8.1(b)(1), or pursuant to Section
                           8.3 with the Participant's Spouse as the Contingent Annuitant, if a benefit is payable in a benefit form other than a life annuity, the amount otherwise determined under this subparagraph (a) shall be the Actuarial Equivalent of the amount payable as a life annuity. For this purpose, the interest rate assumption shall not be less than the greater of the Applicable Interest Rate as set forth in the second and third sentences of

                           Section 1.2 or the rate specified in the last sentence of Section 1.2, and the mortality table shall be the mortality table set forth in Revenue Ruling 95-6.

                  (x) For purposes of this Section 3.3, Social Security Retirement Age means the age specified under Section 415 of the Code for application to qualified defined benefit plans.

         (b) For Plan Years beginning before December 31, 1999, in the case of a Participant who has participated in a defined contribution plan maintained by the Company or an Affiliate, the maximum permissible benefit hereunder shall be the product of (a) one minus a fraction with a numerator equal to (i) below and a denominator equal to (ii) below, and (b) the lesser of 125% of the amount described in (a)(ii) and 140% of the amount described in paragraph (a)(i), where (a)(i) is equal to (i) below and (a)(ii) equals (ii) below:

                  (i) the sum of the annual additions made to the Participant's account under all defined contribution plans maintained by the Company and its Affiliates, where the annual additions are equal to the sum of
                           (a) Company contributions allocated to the Employee's account, (b) any forfeitures allocated to the Employee's account, (c) the portion of the Employee's after-tax contributions made prior to January 1, 1987, that represented the lesser of one-half of such contributions or the amount of such contributions in excess of 6% of his compensation, (d) all Employee after-tax contributions made after December 31, 1986 and (e) amounts described in Sections 415(1)(1) and 419(A)(d)(2) of the Code.

                  (ii) the sum for each calendar year of the Participant's employment with the Company and/or all Affiliates of the lesser of (a) 1.4 multiplied by 25% of the Participants' compensation for the calendar year, or
                           (b) 1.25 multiplied by $30,000, as adjusted commencing in 1988 for increases in the cost of living as provided under rules and regulations adopted by the Secretary of the Treasury.

         For the purpose of this Section 3.3, an Affiliate shall be determined by assuming the phrase "more than 50%" is substituted for the phrase "at least 80%" wherever it appears in Section 1563 of the Code, as it may be amended from time to time.

3.4      Continuing Employment. The retirement of any Participant under this
         Article III shall not become effective while he is in the service of the Company or an Affiliate. If an Employee continues to work for the Company or an Affiliate beyond his Normal Retirement Date, the provisions of Article V and Section 8.5 shall be applicable.

                                   ARTICLE IV

                EARLY RETIREMENT DATE AND EARLY RETIREMENT INCOME

4.1 Early Retirement Date. A Participant may retire prior to his Normal Retirement Date on any day following his attainment of age 57 and his completion of 10 or more Years of Service.

                  The date a Participant elects to retire under this Section 4.1 shall be his Early Retirement Date.

4.2 Early Retirement Income. A Participant who retires on an Early Retirement Date may elect in writing to receive either an immediate Early Retirement Income or a deferred retirement income as indicated herein. Early Retirement Income in the form of monthly payments from the Plan may commence, at the Participant's written election, on the first day of any calendar month coincident with or next following his Early Retirement Date. However, benefits hereunder must commence no later than the Participant's Normal Retirement Date. If paid prior to Normal Retirement Date, the Participant's Accrued Benefit shall be reduced as specified in the Appendix for the Employee group of which the Participant is a part.

                  For Participants who were former participants in the Prior Salaried Plan or who meet the definition under Section D.1 of Appendix D, Early Retirement Income is governed by the provisions of Appendix D. Such salaried Participant's Early Retirement Income shall be paid pursuant to Article VIII.

                                    ARTICLE V

            POSTPONED RETIREMENT DATE AND POSTPONED RETIREMENT INCOME

5.1 Postponed Retirement Date. The Postponed Retirement Date of a Participant will be the day of his actual retirement after his Normal Retirement Date.

5.2      Postponed Retirement Income.

         (a) If a Participant attained age 70-1/2 prior to January 1, 1988, or if his Postponed Retirement Date occurs during or prior to the calendar year in which he attained age 70-1/2, his Postponed Retirement Income will be his Accrued Benefit calculated pursuant to Section 3.2 and the Appendix applicable to such Participant as of his Postponed Retirement Date. The Participant's Postponed Retirement Income will be subject to a reduction if he elects payment in a form other than a life annuity as described in Section 8.4.

         (b) If a Participant's Postponed Retirement Date occurs after the calendar year in which he attains age 70-1/2 and retirement income will commence pursuant to Section 8.5(a), then his retirement income shall be his Accrued Benefit which shall be calculated under Section 3.2 and the Appendix applicable to such Participant at the close of the Plan Year in which he attains age 70-1/2. Such Accrued Benefit shall be recalculated each Plan Year thereafter until his actual Postponed Retirement Date. Each recalculation shall take into account:

                  (i) his Years of Credited Service accrued to the end of such Plan Year;

                  (ii) the Actuarial Equivalent value of all Plan benefit payments made to the Participant by the close of such Plan Year pursuant to Section 8.5(a) and this Section; and

                  (iii) if applicable, his Average Monthly Earnings determined at the end of such Plan Year.

         (c) Any adjustment to the Participant's postponed retirement benefits due to the commencement or non-commencement of benefits pursuant to Section 8.5(a) shall be made in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(a)(9) of the Code.

         (d) Postponed Retirement Income hereunder shall commence to the Participant upon the earlier of

                  (i)      his Postponed Retirement Date, or

                  (ii) if required or, effective January 1, 1997, elected pursuant to Section 8.5(a), the April 1 following the calendar year in which he has attained age 70-1/2.

5.3 Death Prior to Postponed Retirement Date. If a Participant shall die after his Normal Retirement Date, but prior to retiring on his Postponed Retirement Date, his Spouse shall be entitled to benefits under the Plan in accordance with Article VII.

                                   ARTICLE VI

                            TERMINATION OF EMPLOYMENT

6.1 Non-Vested Termination. A Participant whose employment is terminated with the Company and all Affiliates prior to:

                  (a)      his attainment of Normal Retirement Age,

                  (b)      his completion of five Years of Service, and

                  (c) the complete or partial termination of the Plan with respect to such Participant, shall have no vested interest in his Accrued Benefit and shall not be entitled to receive any retirement income from the Plan.

                  Upon the termination of employment of a Participant who has no vested right to his Accrued Benefit, the entire value of his vested benefit hereunder shall be deemed to be distributed to him. In the event such Participant is credited with an Hour of Service before incurring five consecutive Breaks in Service following his termination, his vested benefit previously deemed to be distributed hereunder will be deemed repaid to the Plan.

6.2 Vested Termination. A Participant shall have a nonforfeitable right to his Accrued Benefit upon the earliest of the following events:

                  (a)      his attainment of Normal Retirement Age,

                  (b)      his completion of five Years of Service,

                  (c) the complete or partial termination of the Plan with respect to such Participant, and

                  (d) a specified event entitling a Participant to Plan benefits but only to the extent provided in an Appendix hereto.

                  A Participant whose employment is terminated with the Company and all Affiliates before his Early or Normal Retirement Date shall be entitled to receive a deferred amount of retirement income commencing on his Normal Retirement Date equal to his Accrued Benefit if he is otherwise vested under this Section 6.2. For purposes of determining such Accrued Benefit, only the provisions of the Plan in effect at the time of a Participant's termination of employment shall be considered. The Participant's retirement income shall be paid pursuant to Article VII.

6.3 Early Payment. In lieu of the deferred benefit described in Section 6.2, a Participant who ceases to be an Employee and has met the requirements of Section 6.2 may elect to receive a reduced benefit commencing on the first day of any month between his 57th and 65th birthdays, provided that he gives notice in writing of such election to the Committee at least 60 days prior to the date on which the benefit is to commence. If the Participant elects to receive his retirement benefit before his Normal Retirement Date, the amount of the annual benefit on the life annuity basis shall be equal to his Accrued Benefit permanently reduced by .5%, multiplied by the number of months between his Annuity Starting Date and his Normal Retirement Date.

                                   ARTICLE VII

                          DEATH AND DISABILITY BENEFITS

7.1 Death Before An Annuity Starting Date. If a Participant who is vested in his Accrued Benefit pursuant to Article VI dies prior to his Annuity Starting Date, his surviving Spouse, if any, shall be entitled to a death benefit. The amount of such benefit and attendant election rights and procedures are described in the applicable Appendix covering the group of Employees to which the Participant last belonged.

7.2 Death Benefits After An Annuity Starting Date. After retirement income has commenced to be paid to a Participant, upon the Participant's subsequent death, benefits, if any, shall be payable to the Participant's surviving Spouse strictly in accordance with the form of benefit which had been in effect prior to the Participant's death, except as may be provided in an Appendix hereto.

7.3 Disability Benefits. Disability benefits may be provided under the Plan in certain circumstances as described in the applicable Appendix covering the group of Employees to which the Participant belongs at the time Disability is incurred.

7.4 Salaried Participant's Benefits. For Participants who were former participants under the Prior Salaried Plan or who meet the description in Section D.1 of Appendix D, preretirement death benefits are described in Appendix D.

                                  ARTICLE VIII

                         PAYMENT OF RETIREMENT BENEFITS

8.1 Payment of Retirement Benefits. The normal form of retirement income shall be as follows:

                  (a) if the Actuarial Equivalent present value of a benefit is $3,500 (effective for Plan Years commencing after August 5, 1997, $5,000 or such greater amount as permitted under the Code), or less, prior to the Annuity Starting Date, a lump sum distribution shall automatically be made pursuant to
                           Section 13.6.

                  (b) if the Actuarial Equivalent present value of a benefit is greater than $3,500 (effective for Plan Years commencing after August 5, 1997, $5,000 or such greater amount as permitted under the Code), then unless a Participant elects an optional form of retirement income in accordance with Section 8.2, the following shall apply:


                           (i) a Participant who has a Spouse on the Annuity Starting Date shall receive a reduced retirement income which shall be the Actuarial Equivalent of the life annuity (described in the following subparagraph
                                    (ii)). The benefit hereunder shall be
                                    payable monthly commencing on the first day of the month on or after the Participant's retirement, and if he shall die leaving such Spouse, continuing in one-half the reduced amount to the Spouse after the Participant dies and ending with the first day of the month in which the death of the Spouse occurs; and

                           (ii) a Participant who does not have a Spouse on the Annuity Starting Date shall receive his Accrued Benefit, payable monthly, commencing on the first day of the month on or after his retirement and ending with the first day of the month in which his death occurs.

8.2 Election of Optional Forms. A Participant who has a Spouse on the selected Annuity Starting Date and is otherwise eligible to commence a benefit due to retirement may elect an optional form of payment available under Section 8.3 or 8.4. No other Participant may elect an optional form of payment. No less than 30 days, nor more than 90 days before the Annuity Starting Date, written information concerning the normal form of payment, the material features of optional forms of payment, the relative values of each, the circumstances under which the qualified joint and survivor annuity will be paid, and the relative financial impact of optional forms of payment shall be provided to such Participant. This information and the election forms used to effect retirement and selection of a benefit form shall be written in plain, non-technical language. A Participant may elect with spousal consent to
         (i) waive any requirement that the written explanation required under this Section be provided at least 30 days before the Annuity Starting Date, or (ii) waive the requirement that the election period be at least 30 days long, provided that, except to the extent applicable law provides less restrictive rules: (x) the distribution of benefits to the Participant does not commence before the expiration of the 7-day period beginning on the day after the day such written explanation is provided to the Participant; (y) the Participant is clearly informed that the Participant has the right to consider for at least thirty (30) days whether to receive payment of benefits in the form applicable under this Article or an optional form and whether to defer commencement of benefits, if applicable, and (z) no later than the Annuity Starting Date, the Participant waives the right to the thirty
         (30) day minimum election period and elects a form of benefit. Completed election forms must be returned to the Committee within the ninety day period ending on the designated Annuity Starting Date. In addition, the form will provide a description of the Participant's right to reinstate coverage under the normal form of benefit described in Section 8.1 prior to his Annuity Starting Date by revoking an election of an optional form of benefit. If a Participant files a subsequent election form, the prior form shall be of no effect. Election of optional forms of benefits under the following Sections 8.3, and 8.4 shall be subject to the restrictions of Section 8.5. Once benefit payments have commenced no other option may be elected, changed or revoked.

         Subject to the provisions of Section 8.5, the Committee may defer a Participant's Annuity Starting Date for a period of up to 90 days if the Committee determines that the deferral is desirable in order to provide for an orderly election procedure or if it necessary to do so in order to comply with applicable regulations.

8.3      Contingent Annuitant Option.

         (a) A Participant who has a Spouse and is otherwise eligible to select an optional payment method pursuant to Section 8.2, may elect, by submitting a written election form to the Committee, to convert his retirement income to an Actuarial Equivalent, payable during his life with the provision that after his death, 100% or 75% of such reduced retirement income will be payable to his Spouse during the remaining life of such Spouse.

         (b) Any such election whenever made may be altered, amended, or revoked by the Participant prior to the date when the first payment of his retirement income would normally be made, provided the Participant gives notice in writing to the Committee.

         (c) If a Participant elects a Contingent Annuitant Option and his Spouse dies before such Participant's benefit actually commences and the Participant does not change his election in accordance with Section 8.3(b), the Participant, after the commencement of benefits, will receive the retirement income otherwise payable to him in accordance with the provisions of the Plan.

         (d) If a Participant elects a Contingent Annuitant Option and dies before reaching his Early Retirement Date, Normal Retirement Date, or Postponed Retirement Date, his Spouse will not be entitled to any rights or benefits under the Plan except in accordance with Article VII.

         (e) If a Participant elects a Contingent Annuitant Option and his Spouse dies before the Participant, but after the Plan benefits have commenced to such Participant, the Participant will continue to receive the reduced retirement income payable to him in accordance with such option.

8.4 Life Annuity Option. Subject to Section 8.5(b), a Participant who is eligible to select an optional payment method pursuant to Section 8.2 may elect, by submitting an election form to the Committee, to have his retirement income payable during his life, and ending with the first day of the month in which his death occurs. Any such election, whenever made, may be altered, amended, or revoked by the Participant prior to the date when the first payment of his retirement income would normally be made, provided the Participant gives notice in writing to the Committee.

8.5      General Payment Provisions.

         (a) Anything in the foregoing to the contrary notwithstanding, no method of distribution of retirement income may be made under this Article which would violate the requirements of Section 401(a)(9) and related regulations. Distribution to Participants who attain age 70-1/2 in 1988 or 1989 must commence by April 1, 1990. Distribution to Participants who attain age 70-1/2 in 1990 through 1996 must commence by the April 1 following the year in which age 70-1/2 is attained. Distribution to Participants who attained age 70-1/2 prior to January 1, 1988 may be deferred until the April 1 of the year next following the close of the calendar year in which the Participant retires; provided, however, that distribution of benefits to an Employee who owns 5% or more of the outstanding stock of the Company may not be deferred beyond the April 1 following the calendar year in which he attains age 70-1/2. Distribution to Participants who attain age 70-1/2 in 1997 and calendar years thereafter must commence by the April 1 of the calendar year following the later of the calendar year in which age 70-1/2 is attained or the Participant terminates employment; provided, however, that distribution of benefits to an Employee who owns 5% or more of the outstanding stock of the Company may not be deferred beyond the April 1 following the calendar year in which he attains age 70-1/2. Notwithstanding the preceding sentence, any Participant (other than an Employee who owns 5% or more of the outstanding stock of the Company) attaining age 70-1/2 on or after January 1, 1997 may elect to commence receiving his benefit distributions as of the April 1 following the calendar year in which he attains age 70-1/2. Upon the death of a Participant, any remaining interest he may have in the Plan shall be distributed within the later of five years after his death or after the death of his Beneficiary, unless another form of payment was already in effect at the time of his death, in which case benefits may be made in accordance with such form of payment. If the Actuarial Equivalent value of any Plan benefit is in excess of $3,500 (effective for Plan Years commencing after August 5, 1997, $5,000 or such greater amount as permitted under the Code), such benefit may not be immediately distributed prior to the Participant's Normal Retirement Date unless the Participant consents in writing.

         (b) If a Participant who has a Spouse on the Annuity Starting Date elects to receive his retirement income in the life annuity form described in Section 8.4 then such election shall not take effect unless either:

                  (i) the Participant's Spouse consents in writing to the election, such election designates a beneficiary and/or optional form of payment which may not be changed without further Spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further Spousal consent), the Spouse's consent acknowledges the effect of such election and is witnessed by a notary public, or

                  (ii) it is established to the satisfaction of the Committee that the Participant has no Spouse, or that the Spouse's consent cannot be obtained because the

                           Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued pursuant to Section 417 of the Code.

         (c) It is the intent of the Plan that all benefits be paid promptly when due. In the absence of any inability to determine the amount of benefit payable or the eligibility for a benefit due to the lack of adequate information on date of birth of Participant or Spouse or the date of marriage, the first benefit shall be paid no later than the 60th day after the close of the latest Plan Year in which:

                  (i) the Participant attains Normal Retirement Age;

                 (ii) the Participant reaches the 10th anniversary of his date of commencement of participation in the Plan; or

                (iii) the Participant's termination of employment occurs.

8.6 Restrictions on Distributions Upon Plan Termination. This Section 8.6 shall apply, upon the Plan's termination, to the amount of "Benefits" under this Plan for any Participant who is considered a "Restricted Participant". Such "Benefits" shall be limited to an amount equal to the payments that would have been made on behalf of the "Restricted Participant" under the life annuity form of payment described in
         Section 9.4 that is the Actuarial Equivalent of the "Restricted Participants" Accrued Benefit under the Plan.

                  For purposes of this Section, the term "Restricted Participant" shall mean all highly compensated Employees as defined in Code Section 414(q) and highly compensated former Employees. In any one Plan Year, the total number of Participants whose benefits are subject to restriction under this Section shall be limited by the Plan to a group of not less than 25 highly compensated Employees and highly compensated former Employees with the greatest Compensation.

                  For purposes of this Section, the term "Benefit" shall include retirement income provided by the Plan plus loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant and any death benefits not provided for by insurance on the Participant's life.

                  The limitations set forth in this Section shall not restrict the current payment of the full amount of retirement income provided by the Plan if:

         (a) after payment to a "Restricted Participant" of all of the "Benefits" described above, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code Section 412(1)(7),

         (b) the value of the "Benefits" described above for a "Restricted Participant" is less than 1% of the value of current liabilities, as defined in Code Section 412(1)(7), or

         (c) the value of the "Benefits" described above for a "Restricted Participant" does not exceed $3,500 (effective for Plan Years commencing after August 5, 1997, $5,000) or such higher amount described in Code Section 411(a)(11)(A).

                                  ARTICLE IX
                           RETIREMENT PLAN COMMITTEE

9.1 Responsibility for Plan and Trust Administration. The Company shall have the sole authority to appoint and remove the Trustee, members of the Committee and any investment manager which may be provided for under the Trust, and to amend or terminate, in whole or in part this Plan or the Trust. The Company, through its Committee, shall have the responsibility for the administration of this Plan, which is specifically described in this Plan and the related Trust Agreement. The Company shall be the "named Fiduciary" for purposes of the Code and the Employee Retirement Income Security Act of 1974.

9.2 Retirement Plan Committee. The Plan shall be administered by the Company through a Committee consisting of at least three, but no more than five, members, to be appointed by and to serve at the pleasure of the Company.

9.3 Agents of the Committee. The Committee may delegate, at its discretion, any or all of its powers to such persons or agents as the Committee deems appropriate. The Committee may authorize one or more of their number, or any agent, to execute or deliver any instrument or to make any payment in their behalf. The Committee may employ and rely on the advice of counsel, accountants, the Actuary, and such other persons as may be necessary in administering the Plan.

9.4 Committee Procedures. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the legal counsel of the Company, the Actuary, or the Trustee. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may, or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Company, the Trustee or the Actuary. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting.

9.5 Administrative Powers of the Committee. The Committee may from time to time establish rules for the administration of the Plan. Except as otherwise herein expressly provided, the Committee will have the exclusive right to interpret the Plan in its sole discretion and to decide any and all matters arising hereunder in the administration and operation of the Plan. Any interpretations or decisions so made by the Committee will be final, conclusive and binding on all persons having an interest in the Plan; provided, however, that all such interpretations and decisions will be applied in a uniform and nondiscriminatory manner to all Employees. Unless authorized pursuant to Section 12.1, the Committee shall have no right to modify any provision of the Plan as herein set forth; provided, however, that the Committee shall be specifically empowered to amend the Plan to provide for increases in the Normal Retirement benefit formula under Section 3.2.

9.6 Benefit Claims Procedures. All claims for benefits under the Plan shall be in writing and shall be submitted to the Committee member designated as Committee secretary by the Committee. If any application for payment of a benefit under the Plan shall be denied, the Committee shall notify the claimant within 90 days of such application setting forth the specific reasons therefor and shall afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written notice of the extension prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision.

      Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

      (a)   reference to pertinent provisions of the Plan;

      (b) such additional information as may be relevant to the denial of the claim;

      (c)   an explanation of the claims review procedure; and

      (d) notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

            Within 60 days following notice of denial of his claim, upon written request made by any claimant for a review of such denial to the Committee Secretary, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.

            The Committee shall render a decision within 60 days after the claimant's request for review and shall advise said claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan. If special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for the review. If the extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision is not furnished within such time, the claim shall be deemed denied on review. The decision on review shall be in writing and shall include specific reasons for the decision, written to the best of the Committee's ability in a manner calculated to be understood by the claimant without legal or actuarial counsel, as well as specific references to the pertinent Plan provisions on which the decision is based.

9.7 Certification of Benefits. Subject to the provisions of this Plan, it will be the duty of the Committee to compute and certify to the Trustees the amount of retirement income payable hereunder to any Participant, Spouse, Beneficiary, or Contingent Annuitant.

9.8 Designation of Actuary. The Committee will designate an Actuary to make all actuarial calculations required in connection with the Plan.

9.9 Reliance on Reports and Certificates. The Company (or the Committee if so designated by the Company) will be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports which may be furnished by the Actuary, or any accountant, controller, counsel, or other person who is employed or engaged for such purposes and shall exercise the authority and responsibility as it deems appropriate to comply with all of the legal and governmental regulations affecting this Plan.

9.10 Other Committee Powers and Duties: The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

      (a) to prescribe written procedures to be followed by Participants or Beneficiaries filing applications for benefits;

      (b) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

      (c) to receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;

      (d) to furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

      (e) to receive and review the periodic valuation of the Plan made by the Actuary;

      (f) to receive, review and keep on file (as it deems convenient or proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee; and

      (g) to amend the Plan as provided under Section 9.5. The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan, except as provided in Section 9.5.

9.11 Compensation of Committee. No member of the Committee who is an Employee will receive any compensation for his services as such, but will be reimbursed for reasonable expenses incident to the performance of such services. The reimbursement of expenses shall be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund.

9.12 Member's Own Participation. No member of the Committee may act, vote, or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

9.13 Liability of Committee Members. No member of the Committee will be liable for any act of omission or commission, except as provided by federal law.

9.14 Indemnification. The Board of Directors of the Company, the Committee and the individual members thereof shall be indemnified by the Company and not the Trust Fund against any and all expenses, costs, and liabilities arising by reason of any act or failure to act, unless such act or failure to act is judicially determined to be gross negligence or willful misconduct.

                                    ARTICLE X

                            FUNDING AND CONTRIBUTIONS

10.1 Establishment of Fund. The Fund shall be held and administered by the Trustee in accordance with the terms of the Trust. The Fund shall hold all contributions made by the Company and earnings and other income attributable thereto. All benefits payable under the Plan shall be disbursed from the Fund. The Board of Directors of the Company, in consultation with the Actuary and the Committee, shall have the right to change the method of funding, subject only to any contractual restrictions of the existing method of funding.

10.2 Contribution to the Fund; Plan Expenses. The Company will contribute to the Fund such sums and at such times as may be determined by the Board of Directors of the Company in accordance with the funding method and policy to be established by the Board which are consistent with Plan objectives. Forfeitures arising from termination of service will be used to reduce Company contributions and will not be applied to increase any benefits under the Plan. Except as provided hereunder and in Sections 10.3 and 13.4, all contributions when made to the Fund and all property and funds of the Fund, including income from investments and from all other sources, will be retained for the exclusive benefit of Participants, Spouses, Beneficiaries, and Contingent Annuitants covered by the Plan and will be used to pay benefits provided hereunder. However, the Fund may be used to pay expenses of administration of the Plan and the Fund to the extent not paid by the Company.

10.3 Contributions Subject to Deductibility. Each Company contribution to the Plan is expressly conditioned on its deductibility and the continued qualification of the Plan under Code

      Section 401(a). If contributions are made by the Company by a mistake of fact or are deemed nondeductible, then, upon request by the Company, such contribution, reduced by investment losses thereon but not increased from any investment gains thereon, if any, shall be returned to the Company within one year of the date the contribution was made to the Fund or the date of the disallowance of such deduction, respectively.

10.4 Employee Contributions. No Employee will be required or permitted to make any contributions under this Plan.

                                   ARTICLE XI

                           FIDUCIARY RESPONSIBILITIES

11.1 Basic Responsibilities. Any Fiduciary under the Plan, whether specifically designated or not, shall:

      (a) discharge all duties solely in the interest of Participants, Spouses, Beneficiaries, and Contingent Annuitants and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses under the Plan;

      (b) discharge his responsibilities with the care, skill, prudence, and diligence a prudent man would use in similar circumstances; and

      (c) conform with the provisions of the Plan. No person who is ineligible by law will be permitted to serve as Fiduciary.

11.2  Actions of Fiduciaries.  Any Fiduciary:

      (a) may serve in more than one fiduciary capacity with respect to the Plan;

      (b) may employ one or more persons to render advice with regard to or to carry out any responsibility that such Fiduciary has under the Plan; and

      (c) may rely upon any discretion, information, or action of any other Fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

11.3 Fiduciary Liability. No Fiduciary shall be personally liable for any losses resulting from his action except as provided by federal law. Each Fiduciary shall have only the authority and duties which are specifically allocated to it, shall be responsible for the proper exercise of its own authority and duties, and shall not be responsible for any act or failure to act of any other Fiduciary, except as may be provided by applicable law.

                                   ARTICLE XII

                            AMENDMENT AND TERMINATION

12.1 Right to Amend or Terminate. The Company reserves the right to amend, modify, suspend, or terminate the Plan in whole or in part at any time. The Company may delegate its right to amend the Plan to the Committee. No amendment will be effective unless the Plan as so amended is for the exclusive benefit of Participants, Spouses, Contingent Annuitants, and Beneficiaries, and no amendment will deprive any Participant without his consent of any benefit to which he was theretofore entitled, provided that any and all amendments may be made which are necessary to maintain the qualification of the Plan under the Code and provided further that such amendments may be retroactively effective. The Plan shall not be automatically terminated by any Company's acquisition by or merger or consolidation into any other corporation. In the event of reorganization, consolidation, dissolution or merger of the Company, the Plan can be continued by the successor, and the successor shall be substituted for the Company and shall assume all of the Plan liabilities and all of the powers, duties and responsibilities of the Company under the Plan.

12.2 Partial Termination. Upon a partial termination of the Plan with respect to a group of Participants, as determined by a ruling of the Internal Revenue Service as to which all rights to appeal have expired, the Company shall direct the Actuary to determine the proportionate share of the Participants affected by such partial termination. After such proportionate share has been determined, the Trustees shall segregate the assets of the Fund allocable to such group of Participants for payment of benefits in accordance with the provisions of Section 12.3.

12.3 Vesting and Distribution of Funds Upon Termination. Upon termination of the Plan by the Company, in whole or in part, all affected Participants will become fully vested and entitled to their Accrued Benefits under the Plan. In that event, the assets in the Fund (or the portion of the Fund determined in accordance with Section 12.2) will be allocated as follows:

      (a) There shall first be credited to each Participant who was receiving retirement income or who was eligible to receive retirement income at least three years prior to the date of Plan termination and to each Spouse, Beneficiary, and Contingent Annuitant who was receiving retirement income or who was eligible to receive retirement income at least three years prior to the date of Plan termination an amount which will provide for him the amount of retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

      (b) There shall next be credited to each Participant who was receiving retirement income or who was eligible to receive retirement income on the date of Plan termination and to each Spouse, Beneficiary, and Contingent Annuitant who was receiving retirement income or who was eligible to receive retirement income on the date of Plan termination an amount which will provide for him the amount of retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

      (c) There shall next be credited to each other Participant who, on the date on which the Plan shall terminate, is eligible for retirement income in accordance with Section 6.2 an amount which will provide for him the amount of the retirement income then accrued to him under the Plan, but not in excess of the benefit insured by the Pension Benefit Guaranty Corporation.

      (d) There shall next be credited to each other Participant who would be entitled to additional retirement income in accordance with (a),
            (b), and (c) above, were such additional income not in excess of the amount insured by the Pension Benefit Guaranty Corporation, an amount which will provide for him the amount of retirement income then accrued to him under the Plan.

      (e) There shall next be credited to each other Participant an amount which will provide for him the amount of retirement income then accrued to him under the Plan.

            Allocation in any of the above classes shall be adjusted for any allocation made to the same Participant under a prior class.

12.4 Determination of Funds Upon Termination. The application of the Fund on the foregoing basis will be calculated as of the date on which the Plan shall terminate. When the calculation has been completed, the respective interest in the Fund will be distributed to or on behalf of the respective Participants, Spouses, Beneficiaries, and Contingent Annuitants under the Plan in the order stated in Section 12.3, only after the Company has sent written notice to the Trustee that all of the applicable requirements governing the termination of qualified retirement plans have been, or are being complied with or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained. If the assets in the Fund on the date the Plan is terminated are not sufficient to provide in full the amounts required within classes (a), (b), (c), and (d) of Section 12.3, any benefit in excess of

      $10,000 paid within a 12-month period during the 36-month period immediately preceding the date of termination of the Plan to a Participant, Spouse, Beneficiary, or Contingent Annuitant who owns 10% or more of the outstanding voting stock of any Company may be deemed a part of the Fund for purposes of allocation. If the assets are not sufficient to provide in full for the amounts required for a class in the order listed in Section 12.3, the balance of the assets shall be allocated to each member of a class in the proportion which his amount bears to the total amount in such class. Distribution may be in the form of an annuity contract, cash, or securities or other assets in kind as determined by the Committee in a uniform and nondiscriminatory manner and applicable to all Participants; provided, however, that any funds remaining after the satisfaction of all liabilities to Participants, Spouses, Beneficiaries, and Contingent Annuitants under the Plan shall be returned to the respective Company.

12.5 Disabled Participants. Any Participant who has a Disability on the date of termination or discontinuance but who has not on such date begun to receive retirement income, will participate in the foregoing allocation of assets in the Fund as though he had been actively employed through the date of termination or discontinuance.

12.6 Restriction on Benefits. In the event of plan termination, the benefit of any highly compensated Employee as defined in Section 414(q) of the Code and highly compensated former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code, as provided in
      Section 8.6.

12.7 Right to Accrued Benefits. Any other provision of the Plan notwithstanding, upon termination or partial termination of the Plan, the right of each Participant to benefits accrued to the date of such termination or partial termination to the extent then funded or to the extent guaranteed by the Pension Benefit Guaranty Corporation shall be nonforfeitable.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

13.1 Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of the Company and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of the Company, and the Company does not guarantee or promise to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Fund for any such payment or benefit and shall not have any right, claim, or demand therefore against any Company, except as provided by federal law. The Plan shall not be deemed to constitute a contract between the Company and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by the Company. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

13.2 Payments to Minors and Incompetents. If any Participant, Spouse, Contingent Annuitant, or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

13.3  Non-Alienation of Benefits.

      (a) No amount payable to, or held under the Plan for the account of, any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the account of, any Participant be in any manner liable for his debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach, except as may be provided under: (i) a qualified domestic relations order (as defined in Section 414(p) of the Code) pursuant to subparagraph (c) below; or
            (ii) a judgment, order, decree or settlement (as provided in Section 401(a)(13) of the Code) pursuant to subparagraph (d) below, or as otherwise required by law.

      (b) Notwithstanding (a) above, upon authority of any retired Employee and with the consent of the Company, the Committee may direct the Trustee to withhold a portion of any benefit payable to the retired Employee under this Plan for the purpose of paying the costs or premiums by the retired Employee as a result of being included in another plan of the Company, such as a hospital-surgical plan. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

      (c) Under a qualified domestic relations order, an alternate payee who had been married to the Participant for at least one year may be treated as a Spouse with respect to the portion of the Participant's benefit in which such alternate payee has an interest provided that the qualified domestic relations order provides for such treatment. However, under no circumstances may the spouse of any alternate payee (who is not a Participant hereunder) be treated as a Spouse under the terms of the Plan.

                  Upon receipt of any judgment, decree or order (including
            approval of a property settlement agreement) relating to the provision of payment by the Plan to an alternate payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any alternate payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any alternate payee of the Committee's procedure for determining whether or not the judgment, decree or order is a qualified domestic relations order.

                  The Committee shall establish a procedure to determine the status of a judgment, decree or order as a qualified domestic relations order and to administer Plan distributions in accordance with qualified domestic relations orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an alternate payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

                  During any period in which the issue of whether a judgment, decree or order is a qualified domestic relations order is being determined (by the Committee, a court of competent jurisdiction or otherwise), the Committee shall separately account under the Plan for the amount, if any, which would have been payable to the alternate payee during such period if the judgment, decree or order had been determined to be a qualified domestic relations order.

                  If the judgment, decree or order is determined by the
            Committee to be a qualified domestic relations order before the first payments would otherwise be due under such order, then payment of the appropriate amount shall be paid to the alternate payee(s) as required under the order. If a domestic relations order is determined by the Committee to be a qualified order within the 18-month period beginning on the date that the first payment would have been due under such order, the separately accounted for amounts shall be retroactively paid to the alternate payee(s) named in the order. Subsequent payments shall not include any interest component. If the Committee first determines that the order is a qualified domestic relations order after the 18-month period beginning on the date on which the first payment would have been due under the order, then the provisions of such order shall be applied on a prospective basis only.

      (d) For all judgments, orders or decrees issued, or settlements entered into, on or after August 5, 1997:

                  A Participant's benefits provided under the Plan may be offset by an amount that the Participant is ordered or required to pay to the Plan if:

            (i) the order or requirement to repay arises (1) under a judgment of conviction for a crime involving such Plan, (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of the Employee Retirement Income Security Act of 1974, or (3) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person,

            (ii) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the participant's benefits provided under the Plan, and

            (iii) in a case in which distributions to the Participant are subject to the survivor annuity requirements of Section 401(a)(11) of the Code, if the Participant has a Spouse at the time at which the offset is to be made, the Spouse has: (1) either consented to the offset (with such consent obtained in accordance with the requirements of Section 417(a) of the
                  Code) or previously elected to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity,
                  (2) been ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of part 4 of subtitle B, or (3) retained the right to receive a survivor annuity form of benefit pursuant to
                  Section 401(a)(11) of the Code under such judgment, order, decree or settlement.

13.4 Missing Persons. The Committee must use all reasonable measures to locate Participants or Beneficiaries who are entitled to distributions from the Plan. In the event that the Committee cannot locate a Participant or Beneficiary who is entitled to a distribution from the Plan without further election, after using all reasonable measures to locate him or her, the Committee shall, after the expiration of 2 years after the benefit becomes payable, treat the amount distributable as a forfeiture in accordance with Section 10.2. If the Participant or Beneficiary is later located, the Committee shall restore to the Plan the amount forfeited, without interest.

13.5 Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

13.6 Small Payments. If, upon a termination from service date, or on an annual basis thereafter or at the time of any distribution thereafter, the Actuarial Equivalent present value of the retirement income due a Participant, Spouse, Contingent Annuitant, or Beneficiary is $3,500 (effective for Plan Years commencing after August 5, 1997, $5,000 or such greater amount as permitted under the Code) or less, a lump sum payment of such Actuarial Equivalent value shall automatically be made to the appropriate recipient as soon as practicable, in lieu of all other benefits hereunder.

13.7 Merger, Consolidation or Transfer. In the event that the Plan is merged or consolidated with any other plan, or should the assets or liabilities of the Plan be transferred to any other plan, each Participant shall be entitled to a benefit immediately after such merger, consolidation or transfer if the Plan should then terminate equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer if the Plan had then terminated.

13.8 Leased Employees. Any individual who performs services for the Company and who, by application of Section 414(n)(2) of the Code and Regulations issued pursuant thereto, would be considered a "leased employee", shall, for purposes of determining the number of highly compensated Employees of the Company and for purposes of the requirements enumerated in Section 414(n)(3) of the Code, be considered an Employee of the Company with regard to services performed after December 31, 1986.

      When the total of all leased employees constitutes less than 20% of the Company's non-highly compensated work force within the meaning of Section 414(n)(5)(c)(ii) of the Code, however, a "leased employee" shall not be considered an Employee of the Company if the organization from which the individual is leased maintains a qualified safe harbor plan (as defined in Section 414(n)(5) of the Code) in which such individual participates.

                  "Leased employees" who are deemed to be Employees of the Company for purposes of this Section 13.8 shall not be eligible to participate in the Plan unless specifically provided for in Section 2.1.

13.9 Governing Law. The Plan shall be administered, construed, and enforced according to the laws of the State of Connecticut other than its conflict of law provisions and other than for the determination of whether a Spouse is a lawful Spouse; provided, however, wherever applicable, the provisions of the Employee Retirement Income Security Act of 1974 shall govern and in such event the laws of the United States of America shall be applied and to the extent necessary, its courts shall have competent jurisdiction.

13.10 Participants Re-employed Following Qualified Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                   ARTICLE XIV

                           TOP-HEAVY PLAN REQUIREMENTS

14.1 General Rule. For any Plan Year for which this Plan is a "top-heavy" Plan as defined in Section 14.5, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the following provisions:

      (a)   The vesting provisions of Section 14.2.

      (b)   The minimum benefit provisions of Section 14.3.

      (c)   The limitation on benefits set by Section 14.4.

14.2 Vesting Provisions. Each Participant who (a) has completed at least two Years of Service and (b) has completed an Hour of Service during any Plan Year in which the plan is "top-heavy", shall have a nonforfeitable right to all or a portion of his Accrued Benefit under the Plan in accordance with the vesting schedule listed below.

            Years of Service              Vested Percentage
            ----------------              -----------------
            Less than 2                           0
            2 but less than 3                    20
            3 but less than 4                    40
            4 but less than 5                    60
            5 or more                           100

            If the Plan ceases to be "top-heavy", each Participant with three or more Years of Service, whether or not consecutive, shall have the right to elect to remain under the vesting schedule hereunder or to have the vesting provisions of Section 6.2 be applicable. Each such Participant shall have the right to elect the applicable schedule within an election period commencing on the date the amendment is adopted and ending on the latest of the following dates:

            - the date which is 60 days after the day the Plan amendment is adopted;

            - the date which is 60 days after the day the Plan amendment becomes effective; or

            - the date which is 60 days after the date the Participant is issued written notice of the Plan amendment by the Company or Committee.

            For all other Participants, the vesting provisions of Section 6.2 shall be applicable once the Plan ceases to be "top-heavy". This provision shall not cause a Participant's vested percentage to be reduced.

14.3 Minimum Benefit Provisions. Each Participant who (a) is a "Non-Key Employee" (as defined in Section 14.7) and (b) has completed 1,000 Hours of Service in any Plan Year shall be entitled to an annual retirement income equal to 2% of the Participant's average annual compensation within the meaning of Regulation Section 1.415-2(d)(2)(3) in the "testing period" multiplied by his Years of Service during which the Plan is "top-heavy," up to a maximum of 20%. For purposes of this Section 14.3, "testing period" means the period of five consecutive years during which the Participant had the highest aggregate compensation within the meaning of Regulation Section 1.415-2(d)(2)(3).

14.4 Limitation on Benefits. For Plan Years beginning before December 31, 1999, in the event that the Company also maintains a defined contribution plan providing contributions on behalf of Participants in this Plan, one of the two following provisions shall apply:

      (a) If for the Plan Year this Plan would be a "top-heavy" Plan (as defined in Section 14.5) if "90%" were substituted for "60%," then the minimum benefit described in Section 14.3 means the lesser of 3% of average annual compensation in the "testing period" multiplied by the Participant's Years of Service during which the Plan is "top-heavy", up to a maximum of 30%.

      (b) If for the Plan Year this Plan would continue to be a "top-heavy" Plan (as defined in Section 14.5) if "90%" were substituted for "60%," then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 3.3(b) for such Plan Year by substituting "1.0" for "1.25" in each place such figure appears, except with respect to any individual for whom there are no Company contributions, forfeitures or voluntary contributions allocated or any accruals for such individual under the defined benefit plan.

14.5 Top-heavy Plan Definition. This Plan shall be "top-heavy" for any Plan Year if, as of the determination date, the present value of the Accrued Benefits under the Plan for Participants (including former Participants) who are "Key Employees" (as defined in Section 14.6) exceeds 60% of the present value of Accrued Benefits for all Participants (excluding former "Key Employees"), or if this Plan is required to be in an aggregation group which for such Plan Year is a "top-heavy group". For purposes of this Article XIV,

      (a) "Determination date" shall mean for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year the "determination date" means the last day of such Plan Year).

      (b) "Present value of Accrued Benefits" shall be determined as of the most recent valuation date that is within the 12-month period ending on the determination date, in accordance with the actuarial assumptions used for funding purposes under the Plan. In the event that this Plan is part of either a required aggregation group or a permissive aggregation group with another defined benefit plan of the same Employer, then the same actuarial assumption shall be used to determine the present value of accrued benefits for top-heavy purpose in both plans.

      (c) "Aggregate of the Accounts" shall mean the sum of (i) the Accounts determined as of the most recent Valuation Date that is within the 12-month period ending on the "determination date," and (ii) the adjustment for contributions due as of the "determination date," and as described in the regulations under the Code.

      (d) "Aggregation group" shall mean the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

            (i) The group of plans that are required to be aggregated (the "required aggregation group") includes: each plan of the Company in which a "Key Employee" is a Participant, including collective-bargained plans; and each other plan of the Company including collectively-bargained plans, which enables a plan in which a "Key Employee" is a Participant to meet the requirements of Sections 401(a)(4) and 410(b) of the Code.

            (ii) The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the "required aggregation group" plus one or more plans of the Company that is not part of the "required aggregation group" and that the Committee certifies as constituting a plan within the "permissive aggregation group". Such plan or plans may be added to the "permissive aggregation group" only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the highly-compensated and to meet the minimum participation standards under the Code.

      (e) "Top-heavy group" shall mean the aggregation group, if as of the applicable "determination date," the sum of the present value of the cumulative accrued benefits for "Key Employees" under all defined benefit plans included in the aggregation group plus the "aggregate of the accounts" of "Key Employees" under all defined contribution plans included in the aggregation group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all Employees, excluding former "Key Employees," under all such defined benefit plans plus the aggregate accounts for all Employees, under such defined contribution plans. If the aggregation group that is a "top-heavy" group is a "required aggregation group," each plan in the group will be "top-heavy". If the aggregation group that is a "top-heavy group" is a "permissive aggregation group," only those plans that are part of the "required aggregation group" will be treated as "top-heavy". If the aggregation group is not a "top-heavy group," no plan within such group will be "top-heavy."

      (f) In determining whether this Plan constitutes a "top-heavy plan", the Committee shall make the following adjustments in connection therewith:

            (i) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's "determination date" the present value of the Accrued Benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the "determination dates" for such plans that fall within the same calendar year.

            (ii) In determining the present value of the Accrued Benefit or the amount of the account of any Employee, such present value or account shall include the dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the determination date, unless reflected in the value of the Accrued Benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to Employees which represented the entire amount credited to their accounts under the applicable plan.

            (iii) Further, in making such determination, such present value or such account shall include an rollover contribution (or similar transfer), as follows:

                  (A) If the rollover contribution (or similar transfer) is initiated by the Employee and made to or from a plan maintained by another employer, the plan providing the distribution shall include such distribution in the value of such account; the plan accepting the distribution shall not include such distribution in the value of such account unless the plan accepted it before December 31, 1983.

                  (B) If the rollover contribution (or similar transfer) is not initiated by the Employee or made from a plan maintained by another employer, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shill not include such distribution in the value of such account.

            (iv) Further, in making such determination, in any case where an individual is a "Non-Key Employee" (as defined in Section 14.7) with respect to an applicable plan, but was a "Key Employee" with respect to such plan for any prior plan year, any Accrued Benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a "Key Employee" is deemed to be a "Key Employee" if he met the definition thereof within any of the four preceding plan years, this provision shall apply following the end of such period of time.

            (v) Further, in making such determination, the Accrued Benefit of an Employee other than a "Key Employee" shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and its Affiliates, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

      (g) "Average Annual Compensation" shall mean compensation as defined in Code Section 415(c) plus any additional amount of compensation which the Employee could have elected to receive in cash with respect to the applicable period by the Company to an employee benefit plan under a Code Section 401(k), Section 125 or Section 132(f) arrangement.

14.6 Key Employee. The term "Key Employee" means any Employee or former Employee under this plan who, at any time during the Plan Year containing the "determination date" or during any of the four preceding Plan Years, is or was one of the following:

      (a) An officer of the Company, having annual compensation for such Plan Year greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code. Whether an individual is an officer shall be determined by the Committee on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, and not on the mere fact that the individual has the title of an officer. For any such Plan Year, they shall be treated as officers no more than the lesser of:

            (i)  50 Employees, or

            (ii) the greater of three Employees or 10% of the Employees.

      (b) One of the ten Employees owning (or considered as owning, within the meaning of Section 318 of the Code) the largest interests in the Company. However, an Employee will not be considered a top ten owner for a Plan Year if the Employee earns less than the maximum dollar limitation under the Code on contributions and other annual additions to a Participant's account in a defined contribution plan for the calendar year in which the "determination date" falls.

      (c) Any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the Company or stock possessing more than five percent of the combined total voting power of all stock of the Company.

      (d) Any person having annual compensation from the Company of more than $150,000 and possessing more than one percent of the stock of the Company or stock possessing more than one percent of the combined total voting power of all stock of the Company.

      For purposes of this Section 14.6, "compensation" means all items includible as compensation for purposes of applying the limitations, contributions and other annual additions to a Participant's account in a defined contribution plan under the Code, and a Beneficiary of a "Key Employee" shall be treated as a "Key Employee". An individual who has not performed services for the Company or any of its Affiliates during the five-year period ending on a particular "determination date", however, shall not be considered a "Key Employee".

14.7 Non-Key Employee. The term "Non-Key Employee" means any Employee (and any Beneficiary of an Employee) who is not a "Key Employee". An individual who has not performed services for the Company or any of its Affiliates during the five-year period ending on a particular "determination date", however, shall not be considered a "Non-Key Employee".

                                   ARTICLE XV

                                DIRECT ROLLOVERS

15.1 Direct Rollover of Eligible Rollover Distributions. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

IN WITNESS WHEREOF, the amended and restated Stanadyne Corporation Pension Plan is adopted on February ___, 2002.

                                          STANADYNE CORPORATION


                                          By:_________________________________

                                          Its:________________________________

                                   APPENDIX A

                      SPECIFIC PROVISIONS FOR PARTICIPANTS

                         ON THE HARTFORD HOURLY PAYROLL

A.1 Introduction. This Appendix A describes provisions applicable to each Participant paid under the Hartford Hourly Payroll, to the extent such provisions differ from those in the body of this Plan document and from other Appendices.

A.2 Appendix A Definitions. The definitions below are only applicable to this Appendix A.

      (a)   "Appendix A Participant" shall mean for purposes of this Appendix
            A, an Eligible Employee paid from the Company's Hartford Hourly Payroll, providing such Employee has met the requirements of Section
            2.1 necessary to become a Participant.

      (b)   "Diesel Systems Hartford Plan" shall mean the Stanadyne, Inc.
            Diesel Systems Division Hartford Hourly Employees Pension Plan as it existed on February 9, 1989 (or on such other reference date indicated in the following text).

      (c) "Disability" shall mean with respect to an Appendix A Participant only, that portion of any continuous absence from work during which the Participant is receiving payment under the Company's long-term disability plan.

      (d) "Years of Service" shall mean Years of Service as defined in the body of the Plan plus the first six months of a Disability period and thereafter, the portion of such continuing Disability period which does not exceed the Participant's Years of Service on the date the Disability began.

A.3 Years of Credited Service: Subject to the Break in Service provisions of Sections 2.3(e) and (f) and the transfer provisions of Section 2.6, an Appendix A Participant shall accrue Credited Service as follows:

      (a) if an Employee became a Participant in the Prior Hartford Plan on February 10, 1989 and was a member of the Diesel Systems Hartford Plan on February 9, 1989, such Employee shall be credited hereunder with the Years of Credited Service and fractions thereof he had accumulated under the Diesel Systems Hartford Plan on February 9, 1989 in accordance with the provisions of the Diesel Systems Hartford Plan on such date. In no event will an Employee receive duplicate service credit for any period of employment;

      (b) for periods not already counted in (a) above, one Year of Credited Service shall be earned by an Appendix A Participant for each calendar year in which he has 1,800 or more Hours of Service;

      (c) for periods not already counted in (a) and (b) above in which an Appendix A Participant has less than 1,800 Hours of Service, a fractional Year of Credited Service to the nearest 12th shall be earned by such Employee for each calendar year in which he is a Participant in this Plan or the Prior Hartford Plan;

      (d) the determination of Years and fractional Years of Credited Service shall also include (i) the first six months of a period of absence due to sick leave, (ii) a period of Authorized Leave of Absence provided that the Participant returns to employment within the period of Authorized Leave of Absence, and (iii) the first six months of a Disability period and thereafter, the portion of such continuing Disability period which does not exceed the Participant's Years of Service on the date the Disability began; and

      (e) Credited Service earned prior to a Break in Service shall be reinstated pursuant to the principles of Section 2.4(b).

A.4 Normal Retirement Income. An Appendix A Participant who retires on his Normal Retirement Date will be entitled to receive a monthly retirement income on the life annuity basis described in Section 8.4 equal to (a) minus (b) where:

      (a)   is equal to one of the following

            (i) $14.00 multiplied by the Participant's Years of Credited Service for Appendix A Participants who terminated employment prior to July 1, 1989; or

            (ii) $15.00 multiplied by the Participant's Years of Credited Service for Appendix A Participants who terminated employment on or after July 1, 1989, but prior to January 1, 1997; or

            (iii) $18.00 multiplied by the Participant's Years of Credited
                  Service for Appendix A Participants who terminated employment on or after January 1, 1997, but prior to July 1, 1999; or

            (iv) $19.00 multiplied by the Participant's Years of Credited Service for Appendix A Participants who terminated employment on or after July 1, 1999, but prior to July 1, 2000; or

            (v) $21.00 multiplied by the Participant's Years of Credited Service for all other Appendix A Participants; and

      (b) is the monthly benefit, if any, payable to the Participant on his Normal Retirement Date on the life annuity basis under the Lincoln National Group Annuity Contract Number GA-5844 issued to the Prior Employer with respect to benefits accrued under the Diesel Systems Hartford Plan. The offset hereunder shall not cause a Participant's Accrued Benefit to be reduced below $0.

      For those Participants who have incurred a Break in Service under this Plan, the retirement income payable to such Participant shall be subject to Section 2.5(e).

A.5 Early Retirement Income. The monthly income payable on the life annuity basis to an Appendix A Participant who retires on an Early Retirement Date shall be (a) multiplied by (b) minus (c), where:

      (a)   is equal to one of the following

            (i) $14.00 multiplied by the Participant's Years of Credited Service for Appendix A Participants who terminated employment prior to July 1, 1989; or

            (ii) $15.00 multiplied by the Participant's Years of Credited Service for Appendix A Participants who terminated employment on or after July 1, 1989, but prior to January 1, 1997; or

            (iii) $18.00 multiplied by the Participant's Years of Credited
                  Service for Appendix A Participants who terminated employment on or after January 1, 1997, but prior to July 1, 1999; or

            (iv) $19.00 multiplied by the Participant's Years of Credited Service for Appendix A Participants who terminated employment on or after July 1,

                  1999, but prior to July 1, 2000; or

            (v) $21.00 multiplied by the Participant's Years of Credited Service for all other Appendix A Participants; and

      (b) equals 100% reduced by -1/2 of 1% for each month between the Annuity Starting Date selected by the Participant and the first of the month following his 62nd birthday; and

      (c) equals the monthly Benefit, if any, that would be payable to such Appendix A Participant on the life annuity basis from the Lincoln National Group Annuity Contract Number GA-5844 issued to the Prior Employer with respect to benefits accrued under the Diesel Systems Hartford Plan on the same Annuity Starting Date selected for the commencement of benefits under this Plan. The actual date of benefit commencement from such annuity contract shall be of no consequence in determining the offset under this subparagraph (c).

A.6   Pre-Retirement Death Benefits.

      (a)   Death Before Termination of Employment.

            (i) If an Appendix A Participant who is an Employee has attained age 57, is vested in a benefit pursuant to Section 6.2 and dies before any Plan benefit commences to him, a monthly retirement benefit shall be payable to his surviving Spouse. The amount of such benefit shall be determined as if:

                  (A) the Participant had retired and elected retirement income payments to begin on the first day of the month coinciding with or next following his date of death, and

                  (B) his Accrued Benefit was payable in the normal form described under Section 8.1(b) with his Spouse as Contingent Annuitant, entitled to receive 50% of the amount of the Participant's retirement income subject to any applicable early payment reductions under Section
                        4.2 or this Appendix A.

                        The monthly retirement income payable to the Spouse
                  pursuant to this paragraph shall not be less than $50 reduced by the monthly death benefit, if any, payable to such Spouse from the Lincoln National Group Annuity Contract Number GA5844 issued to the Prior Employer.

                        Unless the automatic lump sum provisions of Section 13.6
                  are applicable, payments hereunder shall begin to the Spouse on the first day of the month following the Participant's death and shall continue to be made on the first day of each month thereafter during the Spouse's lifetime.

                        If a Participant dies after his Normal Retirement Date
                  but prior to his Postponed Retirement Date, his Spouse shall receive the benefit described above. If a Spouse's benefit is payable in accordance with the preceding sentence, no benefits will be payable under Article VIII.

            (ii) If an Appendix A Participant who is an Employee, has not attained age 57, is vested in a benefit pursuant to Section
                  6.2 and dies before any Plan benefit commences to him, a monthly benefit will be payable to his surviving Spouse. The monthly retirement income payable to the Spouse pursuant to this Section shall not be less than $50 reduced by the month death benefit, if


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
                  any, payable to such Spouse from the Lincoln Group Annuity Contract Number GA-5844 issued to the Prior Employer. If greater, the amount of such benefit shall be determined as follows:

                  (A) if the Employee dies after attaining age 50, his Accrued Benefit as of his date of death shall be reduced by the sum of (1) and (2) where

                        (1) is 1/3 of 1% for each month between the date the benefit hereunder commences and the date the Participant would have attained age 57; and

                        (2)   is 30%.

                              The Accrued Benefit, reduced as indicated above,
                        but not reduced in any other manner for early commencement, shall be converted to the Actuarial Equivalent normal form for a married Participant under
                        Section 8.1(b). Unless the automatic lump sum provisions of Section 13.6 are applicable, the 50% Contingent Annuitant's portion of such benefit shall be payable monthly to the Spouse beginning with the month following the Participant's death. Such benefit shall continue to be paid until the beginning of the month in which the Spouse dies.

                  (B) if the Employee dies prior to age 50, his Accrued Benefit as of his date of death shall be reduced in accordance with paragraphs (1) and (2) of paragraph (A) above as if he had attained age 50.


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
                        The Accrued Benefit reduced as indicated above, but not reduced in any other manner for early commencement, shall be converted to the Actuarial Equivalent normal form for a married Participant under Section 8.1(b). Unless the automatic lump sum provisions of Section 13.6 are applicable, the 50% Contingent Annuitant's portion of such benefit shall be payable monthly to the Spouse beginning with the month following the month in which the Participant would have attained age 50. Such benefit shall continue to be paid until the beginning of the month in which the Spouse dies.

      (b) Death After Termination of Employment. If an Appendix A Participant is vested in a benefit pursuant to Section 6.2, terminates from the Company for reasons other than death and dies before Plan benefits commence, a monthly retirement benefit shall be payable to his Spouse. The monthly retirement income payable to the Spouse, pursuant to this Section, shall not be less than $50 reduced by the monthly death benefit, if any, payable to such Spouse from the Lincoln National Group Annuity Contract Number GA-5844 issued to the Prior Employer. If greater, the amount of such benefit shall be determined as if:

            (i) the Participant had survived to the later of age 57 or his actual date of death;

            (ii) retired electing immediate payment of his Accrued Benefit under the normal form described in Section 8.1(b), with his Spouse as the Contingent Annuitant, entitled to receive 50% of the amount of the Participant's retirement income; and then


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
            (iii) died immediately.

            The amount of the Participant's Accrued Benefit upon which the Spouse's benefit is determined in accordance with this Section shall be adjusted pursuant to Section A.5 or 6.3, as applicable, based on the age the Participant would have attained on the date the Spouse's benefit commences to be paid.

            Unless the automatic lump sum provisions of Section 13.6 are applicable, payments hereunder shall begin to the Spouse on the first day of the month following the later of the Participant's death or the date he would have attained age 57, whichever is applicable, and shall continue to be made on the first day of each month thereafter during the Spouse's lifetime.

      If a benefit is payable under such subparagraph (a) above, no benefit shall be payable under this subparagraph (b).

(c) Grandfathered Death Benefit. Notwithstanding the provisions of subparagraphs (a) and (b) above, in the case of an Appendix A Participant who was a member of the Diesel Systems Hartford Plan on December 31, 1983, and dies prior to the commencement of benefits from the Plan or Diesel Systems Hartford Plan, if the provisions of the second paragraph of
      Section 6.6 of the Diesel Systems Hartford Plan as in effect on December 31, 1983, will result in a greater benefit for such Participant's surviving Spouse based on the Participant's Credited Service as of December 31, 1983, then such surviving Spouse shall be entitled to such greater benefit upon the Participant's death in lieu of the benefits provided under (a) and (b) above.


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
         (d) Special Minimum Death Benefit. Notwithstanding any other provision of the Plan, if a Participant was a member of the Diesel Systems Hartford Plan on December 31, 1983, and he commences to receive his retirement income in the form of a single life annuity described in Section 8.4 and then dies, a special minimum death benefit may apply. If the provisions of the third and fourth paragraphs of Section 6.6 of the Diesel Systems Hartford Plan in effect on December 31, 1983 will result in a death benefit for such Participant's surviving Spouse based on such Participant's Credited Service as of December 31, 1983, then such Spouse will be entitled to such benefit hereunder upon the death of the Participant.

A.7 Grandfathered Payment Form for Certain Participants. Subject to the provisions of Section 8.1, if a Participant in this Plan who was a member of the Diesel Systems Hartford Plan on December 31, 1983, made an optional election under Section 8.1 of the Diesel Systems Hartford Plan, as in effect on December 31, 1975, and did not revoke such election in accordance with the first paragraph of Section 6.6 of the Diesel Systems Hartford Plan as in effect on December 31, 1983, then such optional election shall be deemed a valid election under this Plan and shall continue in effect or become effective and be revocable subject to and in accordance with the first paragraph of Section 6.6 of the Diesel Systems Hartford Plan as in effect on December 31, 1983.


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
                                   APPENDIX B


                      SPECIFIC PROVISIONS FOR PARTICIPANTS
                       ON THE JACKSONVILLE HOURLY PAYROLL


B.1 Introduction. This Appendix B describes provisions applicable to each Participant paid under the Jacksonville Hourly Payroll, to the extent such provisions differ from those in the body of this Plan document and from other Appendices.

B.2 Appendix B Definitions. The definitions below are only applicable to this Appendix B.

         (a) "Appendix B Participant" shall mean for purposes of this Appendix B, an Eligible Employee paid from the Company's Jacksonville Hourly Payroll, providing such Employee has met the requirements of Section 2.1 necessary to become a Participant.

         (b) "Diesel Systems Jacksonville Plan" shall mean the Stanadyne, Inc. Diesel Systems Division Jacksonville Hourly Employees Pension Plan as it existed on February 9, 1989 (or on such other reference date indicated in the following text).

         (c) Prior to July 1, 1998, "Disability" except as provided herein, shall mean a physical or mental condition which totally and presumably permanently prevents an Appendix B Participant from engaging in any substantially gainful activity, based on a medical examination by a doctor or clinic appointed by the Committee. For purposes of this Appendix B, Disability shall not include any condition, which on the basis of medical examination, is determined to have resulted from (i) chronic alcoholism, (ii) addiction to narcotics, (iii) an injury suffered while engaged in a felonious or criminal act or enterprise or (iv) service in the Armed Forces of the United States which entitles the Participant to a veteran's disability pension. On or after July 1, 1998,


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
                  "Disability" shall mean with respect to an Appendix B Participant only, that portion of any continuous absence from work during which the Participant is receiving payments under the Company's long-term disability plan.

         (d) Prior to July 1, 1998, "Years of Service" shall mean Years of Service as defined in the body of the Plan. On or after July 1, 1998, "Years of Service" shall mean Years of Service as defined in the body of the Plan plus the first six months of a Disability period and thereafter, the portion of such continuing Disability period which does not exceed the Participant's Years of Service on the date the Disability began.

B.3 Years of Credited Service: The amount of the benefit payable to or on behalf of an Appendix B Participant shall be determined on the basis of his Credited Service from and after January 1, 1977.

                  Subject to the Break in Service provisions of Sections 2.3(e) and (f) and the transfer provisions of Section 2.6, an Appendix B Participant shall accrue Credited Service as follows:

         (a) if an Employee became a Participant in the Prior Jacksonville Plan on February 10, 1989 and was a member of the Diesel Systems Jacksonville Plan on February 9, 1989, such Employee shall be credited hereunder with the Years of Credited Service and fractions thereof he had accumulated under the Diesel Systems Jacksonville Plan on February 9, 1989 in accordance with the provisions of the Diesel Systems Jacksonville Plan on such date. In no event will an Employee receive duplicate service credit for any period of employment;

         (b) for periods not already counted in (a) above, one Year of Credited Service shall be earned by an Appendix B Participant for each calendar year in which he has 1,800 or more Hours of Service;

         (c) for periods not already counted in (a) and (b) above in which an Appendix B Participant has less than 1,800 Hours of Service, a fractional Year of Credited Service to the nearest 12th shall be earned by such Employee for each calendar year in which he is a Participant in this Plan or the Prior Jacksonville Plan; and

         (d) Credited Service shall also be granted for (i) the first six months of a period of absence due to sick leave or Disability, and (ii) a period of Authorized Leave of Absence provided that the Participant returns to employment within the period of Authorized Leave of Absence.

         (e) Credited Service earned prior to a Break in Service shall be reinstated pursuant to the principles of Sections 2.4(b).

B.4 Normal Retirement Income. An Appendix B Participant who retires on his Normal Retirement Date will be entitled to receive a monthly retirement income on the life annuity basis described in Section 8.4 equal to one of the following:

         (a) $8.00 multiplied by the Participant's Years of Credited Service for Appendix B Participants who terminated employment prior to January 1, 1992; or

         (b) $9.00 multiplied by the Participant's Years of Credited Service for Appendix B Participants who terminated employment prior to January 1, 1993, but after December 31, 1991; or

         (c) $10.00 multiplied by the Participant's Years of Credited Service for Appendix B Participants who terminated employment on or after January 1, 1993, but prior to January 1, 1997; or

         (d) $11.00 multiplied by the Participant's Years of Credited Service for Appendix B Participants who terminated employment on or after January 1, 1997, but prior to July 1, 1999; or

         (e) $12.00 multiplied by the Participant's Years of Credited Service for Appendix B Participants who terminated employment on or after July 1, 1999, but prior to July 1, 2000; or

         (f) $14.00 multiplied by the Participant's Years of Credited Service for all other Appendix B Participants.

         For those Participants who have incurred a Break in Service under this Plan, the retirement income payable to such Participant shall be subject to Section 2.5(e).

         The Participant's annual retirement income may be subject to a reduction if a form of payment other than a life annuity is elected.

B.5 Early Retirement Income. An Appendix B Participant who retires on an Early Retirement Date may elect to receive either an immediate early retirement income or a deferred retirement income as indicated below. The annual amount of the early retirement income on the life annuity basis described in Section 8.4 shall be equal to either (a) or (b) below, as applicable:

         (a) If the Participant terminates on an Early Retirement Date and elects to commence payment of his retirement income prior to his attainment of age 62, his Accrued

                  Benefit shall be payable reduced by 1/2 of 1% for each month between the selected Annuity Starting Date and the first of the month following his 62nd birthday;

         (b) If the Participant terminates on an Early Retirement Date and elects to commence payment of his retirement income on or after his 62nd birthday, the Participant's Accrued Benefit shall be payable unreduced for early commencement.

B.6      Disability Retirement Benefits (Prior to July 1, 1998).

         Any Participant first incurring a Disability prior to July 1, 1998, who satisfies the eligibility criteria of this Section shall be entitled to a Disability Retirement Benefit and, if applicable, an Additional Disability Retirement Benefit, both as set forth below.

         (a) Disability Retirement Date; Commencement of Benefit. If an Appendix B Participant terminates employment due to a Disability after he has completed 10 or more Years of Service, he shall be eligible for Disability Retirement Benefits pursuant to (b) below and, if applicable, (c) below. Payment of a Disability Retirement Benefit shall commence as of the first day coincident with or next following six (6) months from the date employment ceased due to Disability. Except as provided in (d) below, Disability retirement income shall be paid in lieu of other retirement income for which the Participant may be eligible.

         (b) Disability Retirement Benefits. If an Appendix B Participant has experienced a Disability, as defined in Section B.2, the Participant shall be eligible to receive a Disability Retirement Benefit equal to his Accrued Benefit as of his date of termination due to Disability. The Disability Retirement Benefit hereunder is not subject to reduction for commencement prior to the Participant's Normal Retirement Date, but is subject to reduction for a form of benefit other than a life annuity.

         (c) Additional Disability Retirement Benefit. Appendix B Participant who is entitled to a Disability Retirement Benefit in accordance with (a) above, may also be entitled to receive an "Additional Disability Benefit" which is the equivalent of his Accrued Benefit as of his date of termination due to Disability. If the Participant has applied for and been denied Social Security disability benefits and the Participant provides satisfactory proof of such denial of benefits, the Additional Disability Benefit described hereunder shall be payable to the Participant until the earliest of

                  (i)      his death,

                  (ii)     the end of his Disability,

                  (iii) his eligibility for Social Security disability benefits, and

                  (iv)     his Normal Retirement Date.

                  The Additional Disability Benefit is not subject to reduction for commencement prior to the Participant's Normal Retirement Date and is only payable as a life annuity, as described in
                  Section 8.4.


         (d) Cessation of Disability. Disability shall be considered to have ended and entitlement to Disability Retirement Benefits under (b) and (c) hereof shall cease if, prior to his Normal Retirement Date, the Participant

                           (i)      is reemployed by the Company or an
                                    Affiliate,

                           (ii) engages in any substantially gainful activity, except for such employment as is found by the Committee to be for the primary purpose of rehabilitation or not incompatible with a finding of total and permanent Disability, or

                           (iii) has sufficiently recovered, in the opinion of the Committee based on a medical examination by a doctor or clinic appointed by the Committee, to be able to engage in regular employment with the Company and refuses an offer of employment of the Company, or

                           (iv) refuses to undergo any medical examination requested by the Committee, provided that a medical examination shall not be required more frequently than twice in any calendar year.

                  If entitlement to a Disability Retirement Benefit ceases in accordance with the provisions of this Section for a reason other than reemployment by the Company, such a Participant shall not be prevented from qualifying for retirement income under another provision of the Plan based on his Credited Service prior to Disability. If a Participant recovers from Disability and returns to employment with the Company or an Affiliate, subsequent entitlement to retirement income shall be determined in accordance with the provisions of the Plan in effect on the date of subsequent retirement or other termination of employment.

B.6A     Disability Retirement Benefits (On or After July 1, 1998).

         Any Participant first incurring a Disability on or after July 1, 1998 shall not be entitled to a Disability Retirement Benefit or an Additional Disability Retirement Benefit.


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
B.7      Pre-Retirement Death Benefits.

         (a) Immediate Pre-Retirement Spouse's Benefit. If an Appendix B Participant has attained age 57, is vested in a benefit pursuant to Section 6.2 and dies before any Plan benefit commences to him, a monthly retirement benefit shall be payable to his Spouse. In determining the amount payable to the Spouse under this Section, no Additional Disability Benefit shall be included in making such a determination. Such amount shall be determined as if:

                  (i) the Participant had retired and elected retirement income payments to begin on the first day of the month coinciding with or next following his date of death, and

                  (ii) his retirement income was payable in the normal form described under Section 8.1(a) with his Spouse as Contingent Annuitant, entitled to receive 50% of the amount of the Participant's retirement income and subject to any applicable early payment reductions under Section 6.3 or B.5.

                  Unless the automatic lump sum provisions of Section 13.6 are applicable, payments hereunder shall begin to the Spouse on the first day of the month following the Participant's death and shall continue to be made on the first day of each month thereafter during the Spouse's lifetime.

                  If a Participant dies after his Normal Retirement Date, but prior to his Postponed Retirement Date, his Spouse shall receive the benefit described above. If a Spouse's benefit is payable in accordance with the preceding sentence, no benefits will be payable under Article VIII.

         (b) Deferred Pre-Retirement Spouse's Benefit. If an Appendix B Participant is vested in a benefit pursuant to Section 6.2, dies before attaining age 57 and before any Plan benefits have commenced to him, a monthly retirement benefit shall be payable to his Spouse. Such amount shall be determined as if:

                  (i) the Participant terminated employment as of his date of death (if he was still an Employee);

                  (ii) survived until age 57 or if he had terminated due to Disability, the date he would have been eligible for Disability Benefits under Section B.6(b);

                  (iii) retired, electing immediate payment of benefits under the normal form described under Section 8.1(a), with his Spouse as the Contingent Annuitant, entitled to receive 50% of the amount of the Participant's retirement income; and then

                  (iv)     died on the day after the date in (ii) above.

                  The amount of the Participant's Accrued Benefit upon which the Spouse's benefit is determined shall be adjusted pursuant to
                  Section 6.3, if applicable, based on the age the Participant would have attained on the date the Spouse's benefit commences to be paid.

                  In the case of a Participant who had incurred a Disability and dies before Disability Benefits commence, however, the Spouse's benefit shall be determined with regard to the Participant's Disability Benefit under Section B.6(b). Disability Benefits, if any, under Section B.6(c), and the reductions under Section 6.3 shall not be applicable.

                                   APPENDIX C

                      SPECIFIC PROVISIONS FOR PARTICIPANTS
                    ON THE WASHINGTON FACTORY HOURLY PAYROLL


C.1 Introduction. This Appendix C describes provisions applicable to each Participant paid under the Washington Factory Hourly Payroll, to the extent such provisions differ from those in the body of this Plan document and from other Appendices.

C.2 Appendix C Definitions. The definitions below are only applicable to this Appendix C.

         (a) "Appendix C Participant" shall mean for purposes of this Appendix C, an Eligible Employee paid from the Company's Washington Factory Hourly Payroll, providing such Employee has met the requirements of Section 2.1 necessary to become a Participant.

         (b) "Diesel Systems Washington Plan" shall mean the Stanadyne, Inc. Diesel Systems Division Washington Factory Hourly Employees Pension Plan as it existed on February 9, 1989 (or on such other reference date indicated in the following text).

         (c) Prior to July 1, 1998, "Disability" except as provided herein, shall mean a physical or mental condition which totally and presumably permanently prevents an Appendix C Participant from engaging in any substantially gainful activity, based on a medical examination by a doctor or clinic appointed by the Committee. For purposes of this Appendix C, Disability shall not include any condition, which on the basis of medical examination, is determined to have resulted from (i) chronic alcoholism, (ii) addiction to narcotics, (iii) an injury suffered while engaged in a felonious or criminal act or enterprise, or (iv) service in the Armed Forces of the United States which entitles the Participant to a veteran's disability pension. On or after July 1, 1998, "Disability" shall mean with respect to an Appendix C Participant only, that portion of any continuous absence from work during which the Participant is receiving payments under the Company's long-term disability plan.

         (d) Prior to July 1, 1998, "Years of Service" shall mean Years of Service as defined in the body of the Plan. On or after July 1, 1998, "Years of Service" shall mean Years of Service as defined in the body of the Plan plus the first six months of a Disability period and thereafter, the portion of such continuing Disability period which does not exceed the Participant's Years of Service on the date the Disability began.

C.3 Years of Credited Service: The amount of the benefit payable to or on behalf of an Appendix C Participant shall be determined on the basis of his Credited Service from and after January 1, 1979.

                  Subject to the Break in Service provisions of Sections 2.3(e) and (f) and the transfer provisions of Section 2.6, an Appendix C Participant shall accrue Credited Service as follows:

         (a) if an Employee became a Participant in the Prior Washington Plan on February 10, 1989 and was a member of the Diesel Systems Washington Plan on February 9, 1989, such Employee shall be credited hereunder with the Years of Credited Service and fractions thereof he had accumulated under the Diesel Systems Washington Factory Plan on February 9, 1989 in accordance with the provisions of the Diesel Systems Washington Factory Plan on such date. In no event will an Employee receive duplicate service credit for any period of employment;

         (b) for periods not already counted in (a) above, one Year of Credited Service shall be earned by an Appendix C Participant for each calendar year in which he has 1,800 or more Hours of Service;

         (c) for periods not already counted in (a) and (b) above in which an Appendix C Participant has less than 1,800 Hours of Service, a fractional Year of Credited Service to the nearest 12th shall be earned by such Employee for each calendar year in which he is a Participant in this Plan or the Prior Washington Plan; and

         (d) Credited Service shall also be granted for (i) the first six months of a period of absence due to sick leave or Disability, and (ii) a period of Authorized Leave of Absence provided that the Participant returns to employment within the period of Authorized Leave of Absence.

C.4 Normal Retirement Income. An Appendix C Participant who retires on his Normal Retirement Date will be entitled to receive a monthly retirement income on the life annuity basis described in Section 8.4 equal to one of the following:

         (a) $8.00 multiplied by the Participant's Years of Credited Service for Appendix C Participants who terminated employment prior to January 1, 1992; or

         (b) $9.00 multiplied by the Participant's Years of Credited Service for Appendix C Participants who terminated employment prior to January 1, 1993, but after December 31, 1991; or

         (c) $10.00 multiplied by the Participant's Years of Credited Service for Appendix C Participants who terminated employment on or after January 1, 1993, but prior to January 1, 1997; or

         (d) $11.00 multiplied by the Participant's Years of Credited Service for Appendix C Participants who terminated employment on or after January 1, 1997, but prior to July 1, 1999; or

         (e) $12.00 multiplied by the Participant's Years of Credited Service for Appendix C Participants who terminated employment on or after July 1, 1999, but prior to July 1, 2000; or

         (f) $14.00 multiplied by the Participant's Years of Credited Service for all other Appendix C Participants.

                  For those Participants who have incurred a Break in Service under this Plan, the retirement income payable to such Participant shall be subject to Section 2.5(E). The Participant's annual retirement income may be subject to a reduction if a form of payment other than a life annuity is elected. In addition, the retirement income will be reduced if the pre-retirement coverage described in Section C.7 had been in effect.

C.5 Early Retirement Income. An Appendix C Participant who retires on an Early Retirement Date may elect to receive either an immediate Early Retirement Income or a deferred retirement income as indicated below. The annual amount of the Early Retirement Income on the life annuity basis described in Section 8.4 shall be equal to either (a) or (b) below, as applicable:

         (a) If the Participant terminates on an Early Retirement Date and elects to commence payment of his retirement income prior to his attainment of age 62, his Accrued Benefit shall be payable reduced by 1/2 of 1% for each month between the selected Annuity Starting Date and the first of the month following his 62nd birthday;

         (b) If the Participant terminates on an Early Retirement Date and elects to commence payment of his retirement income on or after his 62nd birthday, the Participant's Accrued Benefit shall be payable unreduced for early commencement.

C.6      Disability Retirement Benefits (Prior to July 1, 1998).

         Any Participant first incurring a Disability prior to July 1, 1998, who satisfies the eligibility criteria of this Section shall be entitled to a Disability Retirement Benefit and, if applicable, an Additional Disability Retirement Benefit, both as set forth below.

         (a) Disability Retirement Date; Commencement of Benefit. If an Appendix C Participant terminates employment due to a Disability after he has completed 10 or more Years of Service, he shall be eligible for Disability Retirement Benefits pursuant to (b) below and, if applicable, (c) below. Payment of a Disability Retirement Benefit shall commence as of the first day coincident with or next following six (6) months from the date employment ceased due to Disability. Except as provided in (d) below, Disability Retirement Income shall be paid in lieu of other retirement income for which the Participant may be eligible.

         (b) Disability Retirement Benefits. If an Appendix C Participant has experienced a Disability, as defined in Section C.2, the Participant shall be eligible to receive a Disability Retirement Benefit equal to his Accrued Benefit as of his date of termination due to Disability. The Disability Retirement Benefit hereunder is not subject to reduction for commencement prior to the Participant's Normal Retirement Date, but is subject to reduction for a form of benefit other than a life annuity.

         (c) Additional Disability Retirement Benefit. An Appendix C Participant who is entitled to a Disability Retirement Benefit in accordance with (a) above, may also be entitled to receive an "Additional Disability Benefit" which is the equivalent of his Accrued Benefit as of his date of termination due to Disability. If the Participant has applied for and been denied Social Security disability benefits and the Participant provides satisfactory proof of such denial of benefits, the Additional Disability Benefit described hereunder shall be payable to the Participant until the earliest of:

                  (i)      his death,

                  (ii)     the end of his Disability,

                  (iii) his eligibility for Social Security disability benefits, and

                  (iv)     his Normal Retirement Date.

                           The Additional Disability Benefit is not subject to
                  reduction for commencement prior to the Participant's Normal Retirement Date and is only payable as a life annuity, as described in Section 8.4.

         (d) Cessation of Disability. Disability shall be considered to have ended and entitlement to Disability Retirement Benefits under (b) and (c) above shall cease if, prior to his Normal Retirement Date, the Participant

                  (i)      is reemployed by the Company or an Affiliate,

                  (ii) engages in any substantially gainful activity, except for such employment as is found by the Committee to be for the primary purpose of rehabilitation or not incompatible with a finding of total and permanent disability,


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
                  (iii) has sufficiently recovered, in the opinion of the Committee based on a medical examination by a doctor or clinic appointed by the Committee, to be able to engage in regular employment with the Company and refuses an offer of employment of the Company, or

                  (iv) refuses to undergo any medical examination requested by the Committee, provided that a medical examination shall not be required more frequently than twice in any calendar year.

                  If entitlement to a Disability Retirement Benefit ceases in accordance with the provisions of this Section for a reason other than reemployment by the Company, such a Participant shall not be prevented from qualifying for retirement income under another provision of the Plan based on his Credited Service prior to Disability. If a Participant recovers from Disability and returns to employment with the Company or an Affiliate, subsequent entitlement to retirement income shall be determined in accordance with the provisions of the Plan in effect on the date of subsequent retirement or other termination of employment.

C.6.A    Disability Retirement Benefits (On or After July 1, 1998).

         Any Participant first incurring a Disability on or after July 1, 1998 shall not be entitled to a Disability Retirement Benefit or an Additional Disability Retirement Benefit.

C.7      Pre-Retirement Death Benefits.

         (a) Immediate Pre-Retirement Spouse's Benefit. If an Appendix C Participant has attained age 57, is vested in a benefit pursuant to Section 6.2 and dies before any Plan benefit commences to him, a monthly retirement benefit shall be payable to his


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                  Spouse. In determining the amount payable to the Spouse under this Section, no Additional Disability Benefit shall be included in making such a determination. Such amount shall be determined as if:

                  (i) the Participant had retired and elected retirement income payments to begin on the first day of the month coinciding with or next following his date of death, and

                  (ii) his retirement income was payable in the normal form described under Section 8.1(a) with his Spouse as Contingent Annuitant, entitled to receive 50% of the amount of the Participant's retirement income and subject any applicable early payment reductions under Section C.5 or 6.3.

                  Unless the automatic lump sum provisions of Section 13.6 are applicable, payments hereunder shall begin to the Spouse on the first day of the month following the Participant's death and shall continue to be made on the first day of each month thereafter during the Spouse's lifetime.

                  If a Participant dies after his Normal Retirement Date but prior to his Postponed Retirement Date, his Spouse shall receive the benefit described above. If a Spouse's benefit is payable in accordance with the preceding sentence, no benefits will be payable under Article VIII.

         (b) Deferred Pre-Retirement Spouse's Benefit. If an Appendix C Participant is vested in a benefit pursuant to Section 6.2, dies before attaining age 57 and before any Plan benefits have commenced to him, a monthly retirement benefit shall be payable to his Spouse. Such amount shall be determined as if:


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                  (i)      the Participant terminated employment as of his date
                           of death (if he was still an Employee);

                  (ii) survived until age 57 or if he had terminated due to Disability, the date he would have been eligible for Disability Benefits under Section C.6(b);

                  (iii) retired, electing immediate payment of benefits under the normal form described under Section 8.1(a), with his Spouse as the Contingent Annuitant, entitled to receive 50% of the amount of the Participant's retirement income; and then

                  (iv)     died on the day after the date in (ii) above.

                  The amount of the Participant's Accrued Benefit upon which the Spouse's benefit is determined shall be adjusted pursuant to
                  Section 6.3, if applicable, based on the age the Participant would have attained on the date the Spouse's benefit commences to be paid.

                           In the case of a Participant who had incurred a
                  Disability and dies before Disability Benefits commence, however, the Spouse's benefit shall be determined with regard to the Participant's Disability Benefit under Section C.6(b). Disability Benefits, if any, under Section C.6(c), and the reductions under Section 6.3 shall not be applicable.

                           Unless the automatic lump sum provisions of Section
                  13.6 are applicable, payments hereunder shall begin to the Spouse on the first day of the month following the later of the Participant's death or the date he would have attained age 57, and shall continue to be made on the first day of each month thereafter during the Spouse's


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                  lifetime. Notwithstanding the foregoing, if a Participant had incurred a Disability and was entitled to Disability Benefits under Section C.6(b), the Spouse's benefit hereunder shall commence on the date the Participant's Disability Benefit would have commenced.

                           If a benefit is payable under Section C.7(a), no
                  benefit shall be payable under this Section C.7(b).


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                                  APPENDIX D-1

                             SPECIFIC PROVISIONS FOR
                          STANADYNE SALARIED EMPLOYEES


D.1 Introduction. This Appendix D describes provisions applicable to each Participant who is (a) receiving remuneration for personal services rendered to an Employer (or would be receiving remuneration except for an Authorized Leave of Absence), (b) classified as an executive, administrative, sales supervisory, professional, technical, or office Employee; (c) not included on a factory hourly payroll; (d) not covered by a collective bargaining agreement; (e) employed at Stanadyne Corporate Office, Tallahassee Plant, Jacksonville Plant, Washington Plant, Garrett Plant, Elmhurst or the Windsor Plant; (f) not a participant in any other qualified defined benefit plan sponsored by an Employer; (g) not an independent contractor; and (h) is not a leased employee as described in Section 414(n)(2) of the Code, to the extent such provisions differ from those in the body of this Plan document and from other Appendices.

D.2 Appendix Definitions. The definitions below are only applicable to this Appendix D.

         (a) "Average Monthly Earnings" shall mean one-sixtieth (1/60) of the total Earnings paid or credited to an Employee in the five successive calendar years of Credited Service which yield the highest such average. If an Employee retires or receives a distribution of benefits on account of Plan termination or on account of the required minimum distribution rules under
                  Section 401(a)(9) of the Code with any period of his Credited Service for which benefits are computed which is less than 5 years, than


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
                  his Average Monthly Earnings shall mean one-twelfth (1/12) of the Employee's Earnings during the applicable period of Credited Service for which his Accrued Benefit is being computed divided by the number of Years (including fractional parts of a year) of Credited Service.

         (a) "Disability" shall mean with respect to an Appendix D Participant only, that portion of any continuous absence from work during which the Participant is receiving payments under the Company's long-term disability plan.

         (b)      "Earnings" shall mean the sum of the following:

                  (i) the total compensation paid to a Participant by an Employer and before February 10, 1989 by the Prior Employer for personal services during periods of Credited Service, excluding any Credited Service accrued under Section 2.4(g), plus

                  (ii) any pre-tax contributions made at the Participant's election to a qualified cash or deferred arrangement as defined in Section 401(k) of the Code, any pre-tax contributions made under a cafeteria plan as defined under Section 125 of the Code sponsored by an Employer or before February 10, 1989 by the Prior Employer, and any pre-tax contributions made under a qualified transportation program under Section 132(f) of the Code, plus

                  (iii) such considered compensation for a period of Authorized Leave of Absence (if any) as shall be credited in accordance with the rules of uniform application adopted by the Committee. Compensation received by an


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
                           Employee through an insured program sponsored by an Employer shall be excluded from Earnings.

                  (iv) Notwithstanding the foregoing, a Participant's Earnings shall not include the amount of any payments made to such Participant under a management incentive program or agreement with the Employer which by its own terms excludes payments therefrom from the definition of Earnings under the Plan.

                  (v) The provisions of the Plan relating to family aggregation, with regard to Earnings and as otherwise set forth in this Plan, are eliminated effective for Plan Years beginning after December 31, 1996.

                           For all Plan Years, beginning after December 31,
                  1988, but prior to January 1, 1994, Earnings shall not include any amount in excess of $200,000, or such higher amount as permitted under Section 401(a)(17) of the Code and related regulations. Notwithstanding the foregoing, the Accrued Benefit of a Participant shall never be less than his or her Accrued Benefit determined as of December 31, 1988.

                           In addition to other applicable limitations set forth
                  in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Earnings of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with
                  Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings


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
                  are determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                           For Plan Years beginning on or after January 1, 1994,
                  any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                           If Earnings for any prior determination period is
                  taken into account in determining a Participant's benefits accruing in the current Plan Year, the Earnings for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                           For those Participants who are affected by the
                  limitations of Code Section 401(a)(17), his fresh-start benefit will be the sum of his accrued benefit, determined as of December 31, 1993, plus his accrued benefit determined with respect to the current benefit formula as applied to the Participant's years of credited service after December 31, 1993.

         (c) "Employer" shall mean Stanadyne Corporation and any other Affiliate Company or successor Company that duly adopts the Plan with the consent of the Board.

         (d) "Primary Social Security Benefit" shall mean the monthly amount available to the Participant at age 65 determined under the provisions of Title II of the Social Security


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                  Act in effect at the time of his termination of employment without regard to any increase in the wage base or benefit levels that take effect after his date of termination of employment, subject to the following:

                  (i) If retirement is subsequent to age 65, the Participant's Primary Social Security Benefit shall be determined without regard to any increases in the wage base or benefit levels occurring after his 65th birthday, or any increases resulting from the delayed commencement of Social Security benefit payments beyond age 65.

                  (ii) If employment terminates prior to eligibility for Early Retirement, the Participant's Primary Social Security Benefit shall be calculated by assuming continuation of his Earnings until age 65 at the same rate as in effect at termination of employment. If employment terminates after eligibility for Early Retirement, the Participant's Primary Social Security Benefit shall be estimated by assuming no further Earnings. However, if employment terminates because of Disability and the Participant qualifies for a Disability Insurance Benefit under the Social Security Act, the Primary Social Security Benefit shall be the monthly amount payable as a Disability Insurance Benefit.

                  (iii) If records of a Participant's compensation for any years prior to termination of employment or retirement are not reasonably accessible from the records of the Employer, then for the purposes of calculating a Primary Social Security Benefit hereunder, the amount of compensation for such years shall be


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
                           assumed. The assumed compensation for any given year shall be equal to the Participant's compensation in the earliest calendar year for which compensation records are available, reduced on a compounded basis by 6% for each year that the year in question precedes the earliest year for which compensation records are available. In lieu of such assumed compensation, actual wages will be used if, within the time period described below, a Participant furnishes the Committee with an accurate record of his actual wages. The Committee shall notify a Participant of his right to provide the Committee with an accurate record of his actual wages and the Participant shall have 180 days from the later of his termination of employment with all Employers and Affiliates or the date of such Committee notification, to furnish the accurate record of his actual wages.

                  (iv) The Committee may adopt rules which do not conflict with the previous provisions of this subsection, but which govern the computation of a Primary Social Security Benefit hereunder, and the fact that an Employee does not actually receive such amount from the Social Security Administration because of failure to apply or continuance of work, or for any other reason, shall be disregarded.

         (e) "Prior Plan" shall mean the Stanadyne, Inc. Salaried Pension Plan as it existed on February 9, 1989.

         (f) "Retained Participant" shall mean a Participant who is not covered by a collective bargaining agreement and had completed more than 500 Hours of Service immediately preceding his temporary inclusion in a factory hourly payroll of an Employer.

         (g) "Transferred Participant" shall mean any person who immediately preceding his becoming an Employee eligible for the Plan (a) was not covered by a collective bargaining agreement, (b) was employed by an Employer or Stanadyne Inc. ("Prior Employer") in a position ineligible to participate in this Plan, and (c) had completed more than 500 Hours of Service with such Employer or Prior Employer.

D.3      Service and Participation

         (a) Each Eligible Employee on February 10, 1989, who was a Participant under the Prior Plan on February 9, 1989, became a Participant of the Prior Salaried Plan on February 10, 1989.

         (b) Any Retained Participant shall continue to participate in this Plan for a period of time not to exceed the period for which he accrues Credited Service under Section 2.4(g). Thereafter he shall not participate in this Plan unless and until he again becomes eligible to participate pursuant to the other provisions of Article II.

         (c) Years of Service shall be accumulated for former participants of the Prior Salaried Plan, in addition to Section 2.3, as follows:

                           if an Employee became a participant in the Prior Salaried Plan on February 10, 1989 and was a member of the Prior Plan of February 9, 1989, such Employee was credited with the Years of Service and fractions thereof he had accumulated under the Prior Plan on February 9, 1989 in accordance


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
                           with the provisions of the Prior Plan on such date. In no event will an Employee receive duplicate service credit for any period of employment.

         (d) Years of Credited Service shall be accumulated for former participants of the Prior Salaried Plan, in addition to
                  Section 2.4, as follows:

                  (i) if an Eligible Employee became a Participant on February 10, 1989 and was a member of the Prior Plan on February 9, 1989, such Employee was credited with the Years of Credited Service and fractions thereof he had accumulated under the Prior Plan on February 9, 1989 in accordance with the provisions of the Prior Plan on such date. In no event will an Employee receive duplicate service credit for any period of employment;

                  (ii) for periods not already counted in (i) above, one Year of Credited Service shall be earned by an Eligible Employee for each calendar year in which he has 1,000 or more Hours of Service;

                  (iii) for periods not already counted in (i) or (ii) above, a fractional Year of Credited Service (the numerator of which fraction is the number of Years of Service actually credited to the Employee during the Year of Service, and the denominator of which is 1,000 Hours of Service to the nearest 12th) shall be earned by an Eligible Employee for each calendar year in which he is a Participant and has less than 1,000 Hours of Service as provided under Table A;

                  (iv) the determination of Years and fractional Years of Credited Service shall also include (1) the first six months of a period of absence due to sick leave, (2) a


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                           period of Authorized Leave of Absence provided that
                           the Participant returns to employment within the period of Authorized Leave of Absence, and (3) the first six months of a Disability period and thereafter, the portion of such continuing Disability period which does not exceed the Participant's Years of Credited Service on the date the Disability began;

                  (v) if an Employee incurs a number of consecutive Breaks in Service which exceeds the greater of five (5) or the number of his Years of Service before such Breaks in Service, he shall lose his previously accumulated Years of Credited Service, prior to his initial Break in Service, he was vested in retirement benefits under a defined benefit plan maintained by the Prior Employer or under this Plan in accordance with
                           Section 6.2.

                           Prior Years of Credited Service shall only be restored under this Section D.3(d)(v) after the Employee has completed 1,000 Hours of Service in a 12 month period following his Break in Service;

                  (vi) a Transferred Participant shall be granted an additional Year of Credited Service for each Year of Credited Service accrued under subsections (i), (ii),
                           (iii) and (iv) of this Section D.3(d), except that no such additional Year of Credited Service shall be granted for any Year of Credited Service accrued under this Plan for which the Transferred Participant received Credited Service as a Retained Participant, nor shall the Participant's total Years of Credited Service exceed in the aggregate his Years of Service; and


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
                  (vii) a Retained Participant shall continue to accrue Credited Service for a period of time not to exceed the number of Years of Credited Service accrued under subsections (i), (ii), (iii) and (iv) of this Section D.3(d) reduced by any such Years of Credited Service for which additional Credited Service was granted under subsection (iv) of this Section D.3(d).

D.4 Normal Retirement Income. Participants who were former participants under the Prior Salaried Plan or who meet the eligibility criteria under Section D.1, shall be eligible for a benefit as follows:

         (a) Subject to the minimum benefit provisions of Section D.4(b) and the maximum benefits limitations under Section 3.3, a Participant who retires on his Normal Retirement Date will be entitled to receive a monthly retirement income on the life annuity basis described in Section 8.4 equal to the greatest of (i), (ii) or (iii) below, each of which shall be reduced by
                  (iv) below, where

                  (i)      is equal to one of the following

                           (I) $14.00 multiplied by the Participant's Years of Credited Service for Appendix D Participants who terminated employment prior to July 1, 1989; or

                           (II) $15.00 multiplied by the Participant's Years of Credited Service for Appendix D Participants who terminated employment on or after July 1, 1989, but prior to January 1, 1997; or


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
                           (III) $18.00 multiplied by the Participant's Years of Credited Service for Appendix D Participants who terminated employment on or after January 1, 1997, but prior to July 1, 1999; or

                           (IV) $19.00 multiplied by the Participant's Years of Credited Service for Appendix D Participants who terminated employment on or after July 1, 1999, but prior to July 1, 2000; or

                           (V) $21.00 multiplied by the Participant's Years of Credited Service for all other Appendix D Participants;

                  (ii) is, but only with respect to a Participant who was a member of the Prior Plan on December 31, 1984, 1.4% of the Participant's Average Monthly Earnings multiplied by his Years of Credited Service, less 1-1/4% of his Primary Social Security Benefit, multiplied by the Years of Credited Service he would have had at Normal Retirement Date (up to a maximum of 40 such years) multiplied by a fraction, the numerator of which is his Years of Credited Service and the denominator of which is the Credited Service he would have had at Normal Retirement Date;

                  (iii) is 1.7% of the Participant's Average Monthly Earnings multiplied by his Years of Credited Service up to a maximum of 30 such years plus 1% of the Participant's Average Monthly Earnings, multiplied by his years of Credited Service in excess of 30 years, less 1.667% of his Primary Social Security Benefit, multiplied by his Years of Credited Service up to a maximum of 30 such years; and


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
                  (iv)     is (I) plus (II) where

                           (I) is a portion of the monthly benefit payable to a Transferred Participant on a single-life annuity basis at his Normal Retirement Date from any other qualified defined benefit pension plan sponsored by an Employer or Prior Employer. Such portion shall be based on the number of Years of Credited Service under such other plan which is equal to the number of additional Years of Credited Service granted to the Participant under Section D.3(d)(vi), provided however that if the amount determined under (i), (ii) or (iii) above for such additional Years of Credited Service is less than the monthly pension from such other plan, the amount under this subsection (a)(iv)((I) shall be the amount credited under (i), (ii), or (iii) above for such Credited Service; and

                           (II) is the monthly benefit, if any, payable to the Participant on his Normal Retirement Date on the life annuity basis from the Prior Plan under the Lincoln National Group Annuity Contract Number GA-5844 issued to the Prior Employer. The offset hereunder shall not cause a Participant's Accrued Benefit to be reduced below $0.

         For those Participants who have incurred a Break in Service under this Plan or the Prior Plan, the retirement income payable to such Participant shall be subject to Section 2.5 (e).

         The Participant's annual retirement income is subject to a reduction if a form of payment other than a life annuity is elected.

         (b)      Minimum Benefits

                  (i) Under no circumstances shall the benefit under this Plan for a Retained Participant or Transferred Participant be less than the benefit he would have been entitled to receive had he participated in any other qualified defined benefit pension plan adopted by an Employer in which he would otherwise have been eligible to participate.

                  (ii) For any Participant who was a member of the Prior Plan on December 31, 1978, the combined retirement income from the Plan and the Prior Plan on the Participant's Normal Retirement Date shall not be less than the accrued benefit under the Prior Plan as of such date.

                  (iii) For any Participant who had attained age 57 and had completed at least 10 Years of Service as of December 31, 1978, the combined retirement income from the Plan and the Prior Plan on the Participant's Normal Retirement Date shall not be less than the benefit he would have received under the benefit formula in effect under the Prior Plan on December 31, 1978.

D.5      Early Retirement Income

         Participants who were former participants under the Prior Salaried Plan or who meet the eligibility criteria under Section D.1, shall be eligible for a benefit as follows:

         (a) A Participant who retires on an Early Retirement Date may elect to receive either an immediate Early Retirement Income or a deferred retirement income commencing on the first day of any month up to his Normal Retirement Date. The annual amount of the Early Retirement Income on the life annuity basis described in Section 8.4 shall be equal to (i) multiplied by
                  (ii) minus (iii) where:

                  (i) is equal to the largest Normal Retirement Age benefit determined under Sections D.4(a)(i), (ii) or (iii) based on Credited Service, Average Monthly Earnings and Primary Social Security Benefit calculated on the Early Retirement Date;

                  (ii) is 100% reduced by 1/2 of 1% for each month between the Annuity Starting Date selected by the Participant and the first of the month following his 62nd birthday; and

                  (iii) is the monthly benefit, if any, that would be payable to the Participant on the life annuity basis from the Prior Plan under the Lincoln National Group Annuity Contract Number GA-5844 if such benefit commenced on the same Annuity Starting Date selected for the commencement of benefits from this Plan. Such determination shall be made irrespective of the actual starting date of benefits under the Prior Plan or group annuity contract.

D.6      Vested Termination

         For purpose of determining a Participant's Accrued Benefit upon termination of employment, only the provisions of the Plan in effect at the time of such termination shall be considered, except that the benefit under Sections 3.2 and D.4 of this Appendix shall be determined based on the Average Monthly Earnings at the time of termination of employment, and the Credited Service he would have had assuming he remained in employment until his Normal Retirement Date, with such benefit multiplied by a fraction, the numerator of which is Credited Service and the denominator of which is the Credited Service he would have had if he remained in employment to Normal Retirement Date.

D.7      Preretirement Death Benefits

         D.7.1    Death Before Termination of Employment.

         (a) If a Participant, who is an Employee, has attained age 57, is vested in a benefit pursuant to Section 6.2 and dies before any Plan benefit commences to him, a monthly retirement benefit shall be payable to his surviving Spouse. The amount of such benefit shall be determined as if:

                  (i) the Participant had retired and elected retirement income payments to begin on the first day of the month coinciding with or next following his date of death; and

                  (ii) his Accrued Benefit was payable in the normal form described under Section 8.1(b) with his Spouse as Contingent Annuitant, entitled to receive 50% of the amount of the Participant's retirement income subject to any applicable early payment reductions under Section D.5.

         The monthly retirement income payable to the Spouse pursuant to this Section D.7.1 shall not be less than $50 reduced by any death benefits payable to the Spouse from the Lincoln National Group Annuity Contract Number GA-5844.

         Unless the automatic lump sum provisions of Section 13.6 are applicable, payments hereunder shall begin to the Spouse on the first day of the month following the Participant's death and shall continue to be paid until the beginning of the month in which the Spouse dies.

         If a Participant dies after his Normal Retirement Date, but prior to his Postponed Retirement Date, his Spouse shall receive the benefit described above. If a Spouse's benefit is payable in accordance with the preceding sentence, no benefits will be payable under Article VIII.

         (b) If a Participant who is an Employee has not attained age 57, is vested in a benefit pursuant to Section 6.2 and dies before any Plan benefit commences to him, a monthly benefit will be payable to his surviving Spouse. The monthly retirement income payable to the Spouse pursuant to this Section D.7.1(b) shall not be less than $50 reduced by the monthly death benefit, if any, payable to such Spouse under the Lincoln National Annuity Group Contract Number GA-5844. If greater, the amount of such benefit shall be determined as follows:

                  (i) if the Employee dies after attaining age 50, his Accrued Benefit shall be reduced by the sum of (A) and (B) where:

                           (A) is 1/3 of 1% for each month between the date the benefit hereunder commences and the date the Participant would have attained age 57; and


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
                           (B)      is 30%.

                           The Accrued Benefit reduced as indicated above, but not reduced in any other manner for early commencement, shall be converted to the Actuarial Equivalent normal form for a married Participant under Section 8.1(b). Unless the automatic lump sum provisions of Section 13.6 are applicable, the 50% Contingent Annuitant's portion of such benefit shall be payable monthly to the Spouse beginning with the month following the Participant's death. Such benefit shall continue to be paid until the beginning of the month in which the Spouse dies.

                  (ii) if the Employee dies prior to age 50, his Accrued Benefit as of his date of death shall be reduced in accordance with paragraphs (A) and (B) of paragraph
                           (i) above as if he had attained age 50 on the date of his death.

                           The Accrued Benefit shall not be reduced in any other manner for early commencement but shall be converted to the Actuarial Equivalent normal form for a married Participant under Section 8.1(b). Unless the automatic lump sum provisions of Section 13.6 are applicable, the 50% Contingent Annuitant's portion of such benefit shall be payable monthly to the Spouse beginning with the month following the month in which the Participant would have attained age 50. Such benefit shall continue to be paid until the beginning of the month in which the Spouse dies.

D.7.2 Death After Termination of Employment. If a Participant is vested in a benefit pursuant to Section 6.2, terminates from the Employer for reasons other than death and dies before Plan benefits commence, a monthly retirement benefit shall be payable to his Spouse. The monthly retirement income payable to the Spouse, pursuant to this Section D.7.2, shall never be less than $50 reduced by the death benefits, if any, payable to such Spouse under the Lincoln National Group Annuity Contract Number GA-5844. If greater, the amount of such benefit shall be determined as if:

         (a) the Participant had survived to the later of age 57 or his actual date of death;

         (b) retired electing immediate payment of his Accrued Benefit under the normal form described in Section 8.1(b), with his Spouse as the Contingent Annuitant, entitled to receive 50% of the amount of the Participant's retirement income; and then

         (c)      died.

         The amount of the Participant's Accrued Benefit upon which the Spouse's benefit is determined in accordance with Section D.7.2(b) shall be adjusted pursuant to Section D.5 or 6.3, as applicable, based on the age the Participant would have attained on the date the Spouse's benefit commences to be paid.

         Unless the automatic lump sum provisions of Section 13.6 are applicable, payments hereunder shall begin to the Spouse on the first day of the month following the later of the Participant's death or the date he would have attained age 57, whichever is applicable, and shall continue to be made on the first day of each month thereafter during the Spouse's lifetime.

         If a benefit is payable under Section D.7.1, no benefit shall be payable under this Section D.7.2.

D.7.3    Grandfathered Death Benefit. Notwithstanding the provisions of Sections
         D.7.1 and D.7.2, in the case of a Participant who was a member of the Prior Plan on December 31, 1983 and dies prior to the commencement of benefits from the Plan or Prior Plan, if the provisions of the second paragraph of Section 6.6 of the Prior Plan as in effect on December 31, 1983 will result in a greater benefit for such Participant's surviving Spouse based on the Participant's Credited Service as of December 31, 1983, then such surviving Spouse shall be entitled to such greater benefit upon the Participant's death in lieu of the benefits provided under Sections D.7.1 and D.7.2.

D.7.4 Death Benefits After Retirement Income Commences. If a Participant dies after his Annuity Starting Date, death benefits, if any, shall be payable to the Participant's surviving Spouse strictly in accordance with the form of benefit which had been in effect prior to the Participant's death, except as provided below.

         Notwithstanding any other provision of the Plan, if a Participant was a member of the Prior Plan on December 31, 1983 and he commences to receive his retirement income in the form of a single life annuity described in Section 8.4 and then dies, a special minimum death benefit may apply. If the provisions of the third and fourth paragraphs of
         Section 6.6 of the Prior Plan in effect on December 31, 1983 will result in a death benefit for such Participant's surviving Spouse based on such Participant's Credited Service as of December 31, 1983, then such Spouse will be entitled to such benefit hereunder upon the death of the Participant.

D.8      Grandfathered Optional Form of Payment for Certain Participants

Subject to the provisions of Section 8.1, and to the extent consistent with Code
Section 401(a)(9) and the regulations thereunder if a Participant in this Plan who was a Participant in the Prior Plan as of

December 31, 1983 made an optional election under Section 8.1 of the Prior Plan as in effect on December 31, 1975 and did not revoke such election in accordance with the first paragraph of Section 6.6 of the Prior Plan as in effect on December 31, 1983, then such optional election shall be deemed a valid election under this Plan and shall continue in effect or become effective and be revocable subject to and in accordance with the first paragraph of Section 6.6 of the Prior Plan as in effect on December 31, 1983.

                                  APPENDIX D-2

                              STANADYNE CORPORATION
                                  PENSION PLAN
                     SALARIED EMPLOYEES COVERED BY THE PLAN


                  Stanadyne Corporate Office

                  Tallahassee Plant

                  Jacksonville Plant

                  Washington Plant

                  Elmhurst

                  Windsor Plant

                  Garrett Plant


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
                                   APPENDIX E

                              STANADYNE CORPORATION
                                  PENSION PLAN
                  CONTINGENT ANNUITANT OPTION REDUCTION FACTORS
                            NORMAL FORM LIFE ANNUITY


                                                Contingent Annuitant Option
                                           100%          75%           50%
                                           Continued     Continued     Continued
Optional Form                              to CA         to CA         to CA
Factor to be used for Employee with a
Contingent Annuitant the same age as
the Participant                            .80           .84           .88

Increase (Decrease) for each year
Contingent Annuitant is older
(younger) than Participant                 .01           .008          .006

Minimum Factor                             .68           .74           .81

Maximum Factor                             .91           .93           .95

                                     TABLE A

                              FRACTIONAL YEAR TABLE

                           Benefit and Vesting Accrual
                    1,000 hours to the nearest 1/12 of a year


                                      SERVICE AND CREDITED SERVICE
                                      ----------------------------
                Months                  Nearest           Decimal
                Worked     Hours     1/12 of a Year      Equivalent
                ------     -----     --------------      ----------
                   1         190            1               .167
                   2         380            2               .417
                   3         570            3               .583
                   4         760            4               .750
                   5         950            5               .917
                   6       1,140            6              1.000
                   7       1,330            7              1.000
                   8       1,520            8              1.000
                   9       1,710            9              1.000
                  10       1,900           10              1.000
                  11       2,090           11              1.000
                  12       2,280           12              1.000


                                      123